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                                                                   EXHIBIT 10.31

                      AGREEMENT AND PLAN OF REORGANIZATION


                                      AMONG


                           CRL NETWORK SERVICES, INC.


                        INTEGRAL NETWORKING CORPORATION,


                                  RMS SUB INC.


                                       AND


                 SHAREHOLDERS OF INTEGRAL NETWORKING CORPORATION




                                DECEMBER 21, 1998


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                                TABLE OF CONTENTS


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1.       PLAN OF REORGANIZATION.............................................................     1

         1.1.  The Merger...................................................................     1

         1.2.  Fractional Shares............................................................     2

         1.3.  Escrow Agreement.............................................................     2

         1.4.  Effects of the Merger........................................................     2

         1.5.  Further Assurances...........................................................     3

         1.6.  Securities Law Issues........................................................     3

         1.7.  Tax-Free Reorganization......................................................     3

         1.8.  Pooling of Interests.........................................................     3

2.       REPRESENTATIONS AND WARRANTIES OF INTEGRAL NETWORKING AND THE INTEGRAL
         NETWORKING SHAREHOLDERS............................................................     3

         2.1.  Organization and Good Standing...............................................     3

         2.2.  Power, Authorization and Validity............................................     3

         2.3.  Capitalization...............................................................     4

         2.4.  Subsidiaries.................................................................     4

         2.5.  No Violation of Articles or Existing Agreements..............................     4

         2.6.  Litigation...................................................................     5

         2.7.  INTEGRAL NETWORKING Financial Statements.....................................     5

         2.8.  Taxes........................................................................     5

         2.9.  Title to Properties..........................................................     6

         2.10. Absence of Certain Changes...................................................     6

         2.11. Agreements and Commitments...................................................     7

         2.12. Intellectual Property........................................................     8

         2.13. Compliance with Laws.........................................................     9

         2.14. Certain Transactions and Agreements..........................................     9


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
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         2.15. Employees....................................................................     9

         2.16. Corporate Documents..........................................................    11

         2.17. No Brokers...................................................................    11

         2.18. Disclosure...................................................................    11

         2.19. Books and Records............................................................    11

         2.20. Insurance....................................................................    11

         2.21. Environmental Matters........................................................    11

         2.22. Government Contracts.........................................................    12

         2.23. INTEGRAL NETWORKING Shareholders' Representations............................    13

3.       REPRESENTATIONS AND WARRANTIES OF CRL NETWORK......................................    15

         3.1.  Organization and Good Standing...............................................    15

         3.2.  Power, Authorization and Validity............................................    15

         3.3.  No Violation of Certificate..................................................    15

         3.4.  Litigation...................................................................    15

         3.5.  Absence of Certain Changes...................................................    15

         3.6.  Disclosure...................................................................    16

4.       INTEGRAL NETWORKING PRECLOSING COVENANTS...........................................    16

         4.1.  Advice of Changes............................................................    16

         4.2.  Maintenance of Business......................................................    16

         4.3.  Conduct of Business..........................................................    16

         4.4.  Certain Agreements...........................................................    18

         4.5.  Regulatory Approvals.........................................................    18

         4.6.  Necessary Consents...........................................................    18

         4.7.  Litigation...................................................................    18

         4.8.  No Other Negotiations........................................................    18

         4.9.  Access to Information........................................................    18

         4.10. Satisfaction of Conditions Precedent.........................................    18


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
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         4.11. Blue Sky Laws................................................................    19

         4.12. Notification of Employee Problems............................................    19

         4.13. INTEGRAL NETWORKING Affiliates Agreements....................................    19

5.       CRL NETWORK PRECLOSING COVENANTS...................................................    19

         5.1.  Regulatory Approvals.........................................................    19

         5.2.  Satisfaction of Conditions Precedent.........................................    19

         5.3.  Blue Sky Laws................................................................    19

         5.4.  Advice of Changes............................................................    19

         5.5.  Litigation...................................................................    19

         5.6.  CRL Network Affiliates Agreements............................................    20

6.       CLOSING MATTERS....................................................................    20

         6.1.  The Closing..................................................................    20

         6.2.  Exchange of Certificates.....................................................    20

7.       CONDITIONS TO OBLIGATIONS OF INTEGRAL NETWORKING...................................    21

         7.1.  Accuracy of Representations and Warranties...................................    21

         7.2.  Covenants....................................................................    21

         7.3.  Compliance with Law..........................................................    21

         7.4.  Government Consents..........................................................    21

         7.5.  Documents....................................................................    21

         7.6.  No Litigation................................................................    21

         7.7.  Satisfactory Form of Legal and Accounting Matters............................    21

8.       CONDITIONS TO OBLIGATIONS OF CRL NETWORK...........................................    21

         8.1.  Accuracy of Representations and Warranties...................................    21

         8.2.  Covenants....................................................................    22

         8.3.  Absence of Material Adverse Change...........................................    22

         8.4.  Compliance with Law..........................................................    22

         8.5.  Government Consents..........................................................    22


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
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         8.6.  Documents....................................................................    22

         8.7.  No Litigation................................................................    22

         8.8.  Intentionally deleted........................................................    22

         8.9.  Requisite Approvals..........................................................    22

         8.10. Escrow.......................................................................    22

         8.11. Employment and Noncompetition Agreements.....................................    22

         8.12. Termination of Rights........................................................    22

         8.13. Resignation of Directors.....................................................    22

         8.14. Satisfactory Form of Legal and Accounting Matters............................    23

9.       TERMINATION OF AGREEMENT...........................................................    23

         9.1.  Termination..................................................................    23

         9.2.  Certain Continuing Obligations...............................................    23

10.      SURVIVAL OF REPRESENTATIONS, INDEMNIFICATION AND REMEDIES, CONTINUING
         COVENANTS..........................................................................    23

         10.1. Survival of Representations..................................................    23

         10.2. INTEGRAL NETWORKING Agreement to Indemnify...................................    24

11.      MISCELLANEOUS......................................................................    26

         11.1. Governing Law................................................................    26

         11.2. Assignment; Binding Upon Successors and Assigns..............................    26

         11.3. Severability.................................................................    26

         11.4. Counterparts.................................................................    26

         11.5. Other Remedies...............................................................    27

         11.6. Amendment and Waivers........................................................    27

         11.7. No Waiver....................................................................    27

         11.8. Expenses.....................................................................    27

         11.9. Notices......................................................................    27

         11.10.Construction of Agreement....................................................    28

         11.11.No Joint Venture.............................................................    28
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         11.12.Further Assurances...........................................................    28

         11.13.Absence of Third Party Beneficiary Rights....................................    28

         11.14.Public Announcement..........................................................    28

         11.15.Confidentiality..............................................................    28

         11.16.Time is of the Essence.......................................................    29

         11.17.Entire Agreement.............................................................    29


Exhibits:

Exhibit A-1         Form of Certificate of Merger
Exhibit A-2         Form of Agreement of Merger
Exhibit B-1         Form of Employment Agreement
Exhibit B-2         Form of Noncompetition Agreement
Exhibit C           Form of INTEGRAL NETWORKING Escrow Agreement
Exhibit 1.4A and B. Form of Articles and Bylaws
Exhibit 1.7A and B  Form of Officer Certificates
Exhibit 4.4         Form of INTEGRAL NETWORKING Intellectual Property Agreement
Exhibit 4.13        Form of INTEGRAL NETWORKING Affiliates Agreement
Exhibit 5.6         Form of CRL Network Affiliates Agreement

                      AGREEMENT AND PLAN OF REORGANIZATION


        THIS AGREEMENT AND PLAN OF REORGANIZATION (this "Agreement") is entered into as of December 21, 1998, by and among CRL Network Services, Inc., a California corporation ("CRL Network"), RMS Sub Inc., a Delaware corporation and the wholly-owned subsidiary of CRL Network ("RMS Sub Inc."), Integral Networking Corporation, a California corporation ("INTEGRAL NETWORKING"), and, with respect to the provisions of Articles 2, 10 and 11 only, the shareholders of INTEGRAL NETWORKING (collectively "INTEGRAL NETWORKING Shareholders").

                                    RECITALS

        A. The parties intend that, subject to the terms and conditions hereinafter set forth, RMS Sub Inc. will merge with and into INTEGRAL NETWORKING in a reverse triangular merger (the "Merger"), with INTEGRAL NETWORKING to be the surviving corporation of the Merger, all pursuant to the terms and conditions of this Agreement. a Certificate of Merger substantially in the form of Exhibit A-1 (the "Certificate of Merger"), an Agreement of Merger substantially in the form of Exhibit A-2 (the "Agreement of Merger") and the applicable provisions of the laws of the states of Delaware and California. Upon the effectiveness of the Merger, all the outstanding Common Stock of INTEGRAL NETWORKING will be converted into Common Stock of CRL Network in the manner and on the basis determined herein and as provided in the Certificate of Merger and the Agreement of Merger.

        B. It is intended by the parties hereto that the Merger shall constitute a reorganization within the meaning of Section 3 68(a)(1)(A) of the Internal Revenue Code of 1986, as amended (the "Code"), by virtue of the provisions of
Section 368(a)(2)(E) of the Code.

        C. At the Closing of this Agreement:

               1. Robert L. Ross is entering into with CRL Network an Employment Agreement and Noncompetition Agreement substantially in the form of Exhibit B-1 and B-2.

               2. Each of the INTEGRAL NETWORKING Shareholders is entering into an Escrow Agreement in substantially the form of Exhibit C hereto (the "Escrow Agreement").

        NOW, THEREFORE, the parties hereto agree as follows:

        1. PLAN OF REORGANIZATION

               1.1. The Merger. The Certificate of Merger and the Agreement of Merger will be filed with the Secretaries of State of the States of Delaware and California, respectively, as soon as practicable after the Closing (as defined in Section 6.1 below). The effective time of the Merger as specified in the Certificate of Merger and the Agreement of Merger (the "Effective Time") will occur on or before December 21, 1998, or on such other date as the parties hereto may mutually agree upon. Subject to the terms and conditions of this Agreement, the Certificate of Merger and the Agreement of Merger, RMS Sub Inc. will be merged with and into INTEGRAL NETWORKING in a statutory merger pursuant to the Certificate of Merger and the Agreement of Merger and in accordance with applicable provisions of Delaware and California laws as follows:

                      1.1.1. Conversion of INTEGRAL NETWORKING Shares. Each share of INTEGRAL NETWORKING Common Stock, no par value (the "INTEGRAL NETWORKING Common Stock"), that is issued and outstanding immediately prior to the Effective Time will, by virtue of the Merger and at the Effective Time, and without further action on the part of any holder thereof, be converted into the Applicable Number (determined in accordance with Section 1.1.2 hereof) of fully paid and nonassessable shares of CRL Network Common Stock, $0.001 par value ("CRL Network Common Stock").

                      1.1.2. Definitions. Unless there is an adjustment to the shares to be issued in the Merger pursuant to Section 1.1.3 below, The Applicable Number for the conversion of the Integral Common Stock will be determined by dividing 1,304,498 by the sum of the total number of issued and outstanding shares of INTEGRAL NETWORKING Common Stock at the Effective Time.

                      1.1.3. Adjustments for Capital Changes. If prior to the Merger, CRL Network recapitalizes either through a split-up of its outstanding shares into a greater number, or through a combination of its outstanding shares into a lesser number, or reorganizes, reclassifies or otherwise changes its outstanding shares into the same or a different number of shares of other classes (other than through a split-up or combination of shares provided for in the previous clause), or declares a dividend on its outstanding shares payable in shares or securities convertible into shares, the calculation of the Applicable Number governing the conversion of INTEGRAL NETWORKING Common Stock will be adjusted appropriately.

                      1.1.4. Conversion of RMS Sub Inc. Shares. Each share of RMS Sub Inc. Common Stock, $0.01 par value ("RMS Sub Inc. Common Stock"), that is issued and outstanding immediately prior to the Effective Time will, by virtue of the Merger and without further action on the part of the sole stockholder of RMS Sub Inc., be converted into and become one (1) share of INTEGRAL NETWORKING Common Stock that is issued and outstanding immediately after the Effective Time, and the shares of INTEGRAL NETWORKING Common Stock into which the shares of RMS Sub Inc. Common Stock are so converted shall be the only shares of INTEGRAL NETWORKING Stock that are issued and outstanding immediately after the Effective Time.

               1.2. Fractional Shares. No fractional shares of CRL Network Common Stock will be issued in connection with the Merger, but in lieu thereof, the holder of any shares of INTEGRAL NETWORKING Common Stock who would otherwise be entitled to receive a fraction of a share of CRL Network Common Stock will receive from CRL Network, promptly after the Effective Time, an amount of cash equal to $1.15, multiplied by the fraction of a share of CRL Network Common Stock to which such holder would otherwise be entitled.

               1.3. Escrow Agreement. Pursuant to the Escrow Agreement, on the Closing Date, CRL Network will (i) withhold, pro rata, from the shares of CRL Network Common Stock that would otherwise be delivered to the INTEGRAL NETWORKING Shareholders, 10% of the total number of shares of CRL Network Common Stock issued to them in the Merger and (ii) deposit or cause to be deposited in escrow certificates representing the shares thus withheld. The shares of CRL Network Common Stock withheld pursuant to this Section 1.3 at the Closing (the "Escrow Shares") will be held as collateral for the indemnification obligations of the INTEGRAL NETWORKING Shareholders under Section 10.2 below and pursuant to the Escrow Agreement, pending their release from escrow pursuant to the Escrow Agreement.

               1.4. Effects of the Merger. At the Effective Time: (a) the separate existence of RMS Sub Inc. will cease and RMS Sub Inc. will be merged with and into INTEGRAL NETWORKING and INTEGRAL NETWORKING will be the surviving corporation pursuant to the terms of the Certificate of Merger and the Agreement of Merger; (b) the Articles of Incorporation and Bylaws of INTEGRAL NETWORKING will be amended to read as set forth in Exhibit 1.4A and B as the Articles of Incorporation and Bylaws of the surviving corporation; (c) each share of INTEGRAL NETWORKING Common Stock outstanding immediately prior to the Effective Time will be converted as provided in this Section 1; (d) each share of RMS Sub Inc. Common Stock outstanding immediately prior to the Effective Time will be converted into one (1) outstanding share-of INTEGRAL NETWORKING Common Stock and each share of INTEGRAL NETWORKING Common Stock will be converted as provided in Sections 1.1 and 1.2; (e) the sole Director and executive officer of CRL Network remaining unchanged and the sole director of RMS Sub Inc. immediately prior to the Effective Time will become the sole director of the surviving corporation and the officers of RMS Sub Inc. will become the officers of the surviving corporation; and (f) the Merger will, at and after the Effective Time, have all of the effects provided by applicable law.

               1.5. Further Assurances. INTEGRAL NETWORKING agrees that if, at any time after the Effective Time, CRL Network considers or is advised that any further deeds, assignments or assurances are reasonably necessary or desirable to vest, perfect or confirm in CRL Network title to any property or rights of INTEGRAL NETWORKING as provided herein, CRL Network and any of its officers are hereby authorized by INTEGRAL NETWORKING to execute and deliver all such proper deeds, assignments and assurances and do all other things reasonably necessary or desirable to vest, perfect or confirm title to such property or rights in CRL Network and otherwise to carry out the purposes of this Agreement, in the name of INTEGRAL NETWORKING or otherwise.

               1.6. Securities Law Issues. Based in part on the representations of the INTEGRAL NETWORKING Shareholders made in Section 2.23 below, the CRL Network Common Stock to be issued in the Merger will be issued pursuant to an exemption from registration under Section 4(2) of the Securities Act of 1933, as amended (the "Securities Act") and/or Regulation D promulgated under the Securities Act and applicable state securities laws.

               1.7. Tax-Free Reorganization. It is intended by the parties hereto that the Merger shall constitute a reorganization within the meaning of
Section 368(a)(1)(A) of the Internal Revenue Code of 1986, as amended (the "Code"), by virtue of the provisions of Section 368(a)(2)(E) of the Code. At the Closing (as defined in Section 6.1 hereof), officers of CRL Network and officers of INTEGRAL NETWORKING will execute and deliver officers' certificates in the forms of Exhibits 1.7A-B, and the representations and other statements set forth therein are incorporated in this Agreement by this reference to the same extent as if CRL Network or INTEGRAL NETWORKING. respectively. had made such statements herein.

               1.8. Pooling of Interests. The parties intend that the Merger be treated as a "pooling of interests" for accounting purposes.

        2. REPRESENTATIONS AND WARRANTIES OF INTEGRAL NETWORKING AND THE INTEGRAL NETWORKING SHAREHOLDERS

        INTEGRAL NETWORKING and the INTEGRAL NETWORKING Shareholders, severally, hereby represent and warrant that, except as set forth in the INTEGRAL NETWORKING disclosure letter (the "INTEGRAL NETWORKING Disclosure Letter") delivered by INTEGRAL NETWORKING to CRL Network herewith, including Items in the INTEGRAL NETWORKING Disclosure Letter referred to as "Items" below.

               2.1. Organization and Good Standing. INTEGRAL NETWORKING is a corporation duly organized, validly existing and in good standing under the laws of the state of California, has the corporate power and authority to own, operate and lease its properties and to carry on its business as now conducted and is qualified as a foreign corporation in each jurisdiction listed on Item
21. Except as listed on Item 2.1, INTEGRAL NETWORKING does not own or lease any real property, has no employees and does not maintain a place of business in any foreign country or in any state of the United States other than California. (Integral to provide list)

               2.2. Power, Authorization and Validity.

                      2.2.1. INTEGRAL NETWORKING has the corporate right, power, legal capacity and authority to enter into and perform its obligations under this Agreement and all agreements to which INTEGRAL NETWORKING is or will be a party that are required to be executed pursuant to this Agreement (the "INTEGRAL NETWORKING Ancillary Agreements"). This Agreement and the INTEGRAL NETWORKING Ancillary Agreements have been duly and validly approved by the INTEGRAL NETWORKING Board of Directors and shareholders, as required by applicable law.

                      2.2.2. No filing, authorization or approval, governmental or otherwise, is necessary to enable INTEGRAL NETWORKING to enter into, and to perform its obligations under, this Agreement and the INTEGRAL NETWORKING Ancillary Agreements, except for (a) the filing of the Certificate of Merger and the Agreement of Merger with the Secretaries of State of the States of Delaware and California, respectively, the filing of such officers' certificates and other documents as are required to effectuate the Merger under Delaware and California law and the filing of appropriate documents with the relevant authorities of the states other than California in which INTEGRAL NETWORKING is qualified to do business, if any, (b) such filings as may be required to comply with federal and state securities laws, (c) consents required under contracts disclosed in Item 2.5 as exceptions to the representation made in the last sentence of Section 2.5 below and (d) the approval of the INTEGRAL NETWORKING Shareholders and Board of Directors.

                      2.2.3. This Agreement and the INTEGRAL NETWORKING Ancillary Agreements are, or when executed and delivered by INTEGRAL NETWORKING and the other parties thereto will be. valid and binding obligations of INTEGRAL NETWORKING enforceable against INTEGRAL NETWORKING and the INTEGRAL NETWORKING Shareholders (as applicable) in accordance with their respective terms, except as to the effect, if any, of (a) applicable bankruptcy and other similar laws affecting the rights of creditors generally and (b) rules of law governing specific performance, injunctive relief and other equitable remedies, provided, however, that the INTEGRAL NETWORKING Ancillary Agreements will not be effective until the earlier of the Effective Time or the date provided for therein.

               2.3. Capitalization.

                      (a) Authorized/Outstanding Capital Stock. The authorized capital stock of INTEGRAL NETWORKING consists of 100,000 shares of INTEGRAL NETWORKING Common Stock, no par value, 75,000 shares of INTEGRAL NETWORKING Common Stock are issued and outstanding as of this date and as of the Closing Date, of which Mr. Robert L. Ross, and Jim & Judy Linstruth hold of record and beneficially 71,250 and 3,750 shares, respectively. Each of the INTEGRAL NETWORKING Shareholders holds good and marketable title to such INTEGRAL NETWORKING shares, free and clear of all liens, agreements, voting trusts, proxies and other arrangements or restrictions of any kind whatsoever. No shares of Preferred Stock are authorized, issued or outstanding. All issued and outstanding shares of INTEGRAL NETWORKING Common Stock have been duly authorized and validly issued, are fully paid and nonassessable, are not subject to any right of rescission and have been offered, issued, sold and delivered by INTEGRAL NETWORKING in compliance with all registration or qualification requirements (or applicable exemptions therefrom) of applicable federal and state securities laws.

                      (b) Options/Rights. There are no stock appreciation rights, options, warrants, calls, rights, commitments, conversion privileges or preemptive or other rights or agreements outstanding to purchase or otherwise acquire any of INTEGRAL NETWORKING's authorized but unissued capital stock or any securities or debt convertible into or exchangeable for shares of INTEGRAL NETWORKING Common Stock or obligating INTEGRAL NETWORKING to grant, extend or enter into such option, warrant, call, commitment, conversion privileges or preemptive or other right or agreement. There is no liability for dividends accrued but unpaid. There are no voting agreements, registration rights, rights of first refusal or other restrictions (other than normal restrictions on transfer under applicable federal and state securities laws) applicable to any of INTEGRAL NETWORKING's outstanding securities.

               2.4. Subsidiaries. INTEGRAL NETWORKING does not have any subsidiaries or any equity interest, direct or indirect, in any corporation, partnership, joint venture or other business entity.

               2.5. No Violation of Articles or Existing Agreements. Neither the execution and delivery of this Agreement or any INTEGRAL NETWORKING Ancillary Agreement, nor the consummation of the transactions provided for herein or therein, will conflict with, or (with or without notice or lapse of time, or both) result in a termination, breach, impairment or violation of (a) any provision of the Articles of Incorporation or Bylaws of INTEGRAL NETWORKING, as currently in effect, (b) any material instrument or contract to which INTEGRAL NETWORKING is a party or by which INTEGRAL NETWORKING or its assets is bound or
(c) to the best of its knowledge any federal, state, local or foreign judgment, writ, decree, order, statute, rule or regulation applicable to INTEGRAL NETWORKING or its assets or properties.

Except as disclosed in Item 2.5, the consummation of the Merger and succession by CRL Network to all rights, licenses, franchises, leases and agreements of INTEGRAL NETWORKING will not require the consent of any third party and will not have any material adverse effect upon any such rights. licenses, franchises. leases or agreements pursuant to the terms of those agreements.

               2.6. Litigation. There is no action, proceeding or investigation pending or, to INTEGRAL NETWORKING's actual knowledge, threatened against INTEGRAL NETWORKING before any court or administrative agency that, if determined adversely to INTEGRAL NETWORKING, may reasonably be expected to have a material adverse effect on the present or future operations or financial condition of INTEGRAL NETWORKING or in which the adverse party or parties seek to recover against INTEGRAL NETWORKING. There is no basis for any person, firm, corporation or entity to assert a claim against INTEGRAL NETWORKING or CRL Network as successor in interest to INTEGRAL NETWORKING based upon: (a) ownership or rights to ownership of any shares of INTEGRAL NETWORKING Common Stock, (b) any rights as a INTEGRAL NETWORKING securities holder, including, without limitation, any option or other right to acquire any INTEGRAL NETWORKING securities, any preemptive rights or any rights to notice or to vote, or (c) any rights under any agreement between INTEGRAL NETWORKING and any INTEGRAL NETWORKING securities holder or former INTEGRAL NETWORKING securities holder in such holder's capacity as such.

               2.7. INTEGRAL NETWORKING Financial Statements. INTEGRAL NETWORKING has delivered to CRL Network as Item 2.7 unaudited balance sheet as of November 30, 1998 (the "Balance Sheet Date") and INTEGRAL NETWORKING's unaudited income statement and cash flows for the year-to-date period then ended, and INTEGRAL NETWORKING's unaudited balance sheet as of December 31, 1997 and INTEGRAL NETWORKING's unaudited income statement and cash flows for the year then ended and INTEGRAL NETWORKING's unaudited balance sheet as of December 31, 1996 and INTEGRAL NETWORKING's unaudited income statement and cash flows for the year then ended (collectively, the "INTEGRAL NETWORKING Financial Statements"). The INTEGRAL NETWORKING Financial Statements (a) are in accordance with the books and records of INTEGRAL NETWORKING and (b) fairly and accurately represent the financial condition of INTEGRAL NETWORKING in all material respects at the respective dates specified therein and the results of operations for the respective periods specified therein in conformity with generally accepted accounting principles applied on a consistent basis (subject to normal year end adjustments). Since the Balance Sheet Date, INTEGRAL NETWORKING has not incurred any debt, liability or obligation of any nature, whether accrued, absolute, contingent or otherwise, and whether due or to become due, except for those incurred in the ordinary course of INTEGRAL NETWORKING's business, consistent with past practice that are not material in amount either individually or collectively.

               2.8. Taxes. To INTEGRAL NETWORKING's knowledge, INTEGRAL NETWORKING has filed all federal, state, local and foreign tax and material information returns required to be filed prior to the date hereof, has paid all taxes required to be paid in respect of all periods prior to the date hereof for which returns have been filed, has made all necessary estimated tax payments, and has no liability for taxes in excess of the amount so paid, except to the extent adequate reserves have been established in the INTEGRAL NETWORKING Financial Statements. True, correct and complete copies of all such tax and information returns have been provided or made available by INTEGRAL NETWORKING to CRL Network. To INTEGRAL NETWORKING's knowledge, INTEGRAL NETWORKING is not delinquent in the payment of any tax or in the filing of any tax returns, and no deficiencies for any tax have been threatened, claimed, proposed or assessed which have not been settled or paid. No tax return of INTEGRAL NETWORKING has ever been audited by the Internal Revenue Service or any state taxing agency or authority. For the purposes of this Section 2.8, the terms "tax" and "taxes" include all federal, state, local and foreign income, gains, franchise, excise, property, sales, use, employment, license, payroll, occupation, recording, value added or transfer taxes, governmental charges, fees, levies or assessments (whether payable directly or by withholding), and, with respect to such taxes, any estimated tax, interest and penalties or additions to tax and interest on such penalties and additions to tax. Since its inception, INTEGRAL NETWORKING has been a C Corporation. Such status will remain valid through the Closing Date. All taxes arising by reason of such status (including, but not limited to, the corporate level built in gain and capital gain taxes described in Section 1374 of the Code or a predecessor section of the Code) have been or will be paid by INTEGRAL NETWORKING Shareholders no matter when assessed. INTEGRAL NETWORKING has no current or deferred federal income tax liabilities and will not as a result of the merger become liable for any income tax not adequately reserved against on the Financial Statements. INTEGRAL NETWORKING has not filed a consent pursuant to
Section 341(f) of the Code. If INTEGRAL NETWORKING were to become subject to an audit by the Internal Revenue Service or any state taxing agency or authority for tax years or periods prior to the Effective Time (including, but not limited to, any short tax year resulting from the Merger), the INTEGRAL NETWORKING Shareholders will use all reasonable efforts to resolve all such audits in a manner consistent with the intentions of INTEGRAL NETWORKING and CRL Network as expressed in this Agreement.

               2.9. Title to Properties. INTEGRAL NETWORKING has good title to all of its material assets as shown on the balance sheet as of the Balance Sheet Date included in the INTEGRAL NETWORKING Financial Statements, free and clear of all liens, charges, encumbrances or restrictions (other than for taxes not yet due and payable and Permitted Liens as defined below), other than such assets, set forth on Item 2.9, as were sold by INTEGRAL NETWORKING in the ordinary course of business since the Balance Sheet Date or which are subject to capitalized leases. "Permitted Liens" means any lien, mortgage, encumbrance or restriction which is not in excess of $1,000 and which does not materially detract from the value or materially interfere with the use, as currently utilized, of the properties subject thereto or affected thereby or otherwise materially impair the business operations being conducted thereon. Except as set forth in Item 2.9, there are no UCC financing statements of record with the state of California naming INTEGRAL NETWORKING as debtor and INTEGRAL NETWORKING owns no property in any other state. All machinery and equipment included in such assets are in all material respects in good condition and repair, normal wear and tear excepted, and all leases of real or personal property to which INTEGRAL NETWORKING is a party are fully effective and afford INTEGRAL NETWORKING peaceful and undisturbed possession of the subject matter of the lease. INTEGRAL NETWORKING is not in violation of any material zoning, building, safety or environmental ordinance, regulation or requirement or other law or regulation applicable to the operation of owned or leased properties, and INTEGRAL NETWORKING has not received any notice of such violation with which it has not complied.

               2.10. Absence of Certain Changes. Since the Balance Sheet Date, INTEGRAL NETWORKING has carried on its business in the ordinary course substantially in accordance with the procedures and practices in effect on the Balance Sheet Date, and except as set forth in Item 2.10, since the Balance Sheet Date there has not been with respect to INTEGRAL NETWORKING:

                      (a) any adverse change in the financial condition, properties, assets, liabilities, business or results of operations of INTEGRAL NETWORKING, which change by itself or in conjunction with all other such changes, whether or not arising in the ordinary course of business, has had or can reasonably be expected to have a material adverse effect on INTEGRAL NETWORKING or its ability to conduct it's current Systems integration business and its current remote monitoring service business.

                      (b) any contingent liability incurred by INTEGRAL NETWORKING as guarantor or surety with respect to the obligations of others;

                      (c) any mortgage, encumbrance or lien placed on any of the properties of INTEGRAL NETWORKING;

                      (d) any material obligation or liability incurred by INTEGRAL NETWORKING other than in the ordinary course of business;

                      (e) any purchase or sale or other disposition, or any agreement or other arrangement for the purchase, sale or other disposition, of any of the properties or assets of INTEGRAL NETWORKING other than in the ordinary course of business;

                      (f) any damage, destruction or loss, whether or not covered by insurance, materially and adversely affecting the properties, assets or business of INTEGRAL NETWORKING;

                      (g) any declaration, setting aside or payment of any dividend on, or the making of any other distribution in respect of, the capital stock of INTEGRAL NETWORKING, any split, stock dividend, combination or recapitalization of the capital stock of INTEGRAL NETWORKING or any direct or indirect redemption, purchase or other acquisition by INTEGRAL NETWORKING of the capital stock of INTEGRAL NETWORKING;

                      (h) any labor dispute or claim of material unfair labor practices, any change in the compensation payable or to become payable to any of INTEGRAL NETWORKING's officers, employees or agents earning compensation at an anticipated annual rate in excess of $10,000, or any bonus payment or arrangement made to or with any of such officers, employees or agents;

                      (i) any change with respect to the management, supervisory, development or other employees of INTEGRAL NETWORKING (the management, supervisory, development and other employees of INTEGRAL NETWORKING are listed on Item 2.10(i) hereof); Key employees are: Mr. Robert Ross, President, Michele Ross, James Rutherford, Ellen Fisher, Brian Hill, Russel Pywtorak, Kristi Woehi, Ken Caldeira, Kevin Perrin, Kristen Burlin, Patrick Merchant, Barry Quiel;

                      (j) any payment or discharge of a material lien or liability thereof, which lien or liability was not either (i) shown on the balance sheet as of the Balance Sheet Date included in the INTEGRAL NETWORKING Financial Statements or (ii) incurred in the ordinary course of business after the Balance Sheet Date; or

                      (k) any obligation or liability incurred by INTEGRAL NETWORKING to any of its officers, directors or shareholders, or any loans or advances made to any of its officers, directors, shareholders or affiliates, except normal compensation and expense allowances payable to officers. (Integral to provide information on Item 2.10)

               2.11. Agreements and Commitments. Except as set forth in Item
2.11 delivered by INTEGRAL NETWORKING to CRL Network herewith, INTEGRAL NETWORKING is not a party or subject to any oral or written executory agreement, contract, obligation or commitment that is material to INTEGRAL NETWORKING, its financial condition, business or prospects or which is described below and is not terminable within 60 days without cost or penalty to INTEGRAL NETWORKING. including but not limited to the following:

                      (a) Any contract, commitment, letter agreement, quotation or purchase order providing for payments by or to INTEGRAL NETWORKING in an aggregate amount of (i) $25,000 or more in the ordinary course of business or
(ii) $1,000 or more not in the ordinary course of business;

                      (b) Any license agreement under which INTEGRAL NETWORKING is licensor (except for any nonexclusive software license granted by INTEGRAL NETWORKING to end-user customers where the form of the license, excluding standard immaterial deviations, has been provided to CRL Network's counsel); or under which INTEGRAL NETWORKING is licensee (except for standard "shrink wrap" licenses for off-the-shelf software products);

                      (c) Any agreement by INTEGRAL NETWORKING to encumber, transfer or sell rights in or with respect to any INTEGRAL NETWORKING Intellectual Property (as defined in Section 2.12 hereof);

                      (d) Any agreement for the sale or lease of real or personal property involving more than $10,000 per year;

                      (e) Any dealer, distributor, sales representative, original equipment manufacturer, value added reseller or other agreement for the distribution of INTEGRAL NETWORKING's products;

                      (f) Any franchise agreement or financing statement.

                      (g) Any stock redemption or purchase agreement;

                      (h) Any joint venture contract or arrangement or any other agreement that involves a sharing of profits with other persons or the payment of royalties to any other person;

                      (i) Any instrument evidencing indebtedness for borrowed money by way of direct loan, sale of debt securities, purchase money obligation, conditional sale, guarantee or otherwise, except for trade indebtedness or any advance to any employee of INTEGRAL NETWORKING incurred or made in the ordinary course of business, and except as disclosed in the INTEGRAL NETWORKING Financial Statements; or

                      (j) Any contract containing covenants purporting to limit INTEGRAL NETWORKING's freedom to compete in any line of business in any geographic area.

                      All agreements, contracts, obligations and commitments listed in Item 2.11, Item 2.12, Item 2.15.3 or Item 2.15.6 as required by
Section 2.11, Section 2.12, Section 2.15.3 or Section 2.15.6, as the case may be, are valid and in full force and effect, except as to the effect, if any, of
(a) applicable bankruptcy and other similar laws affecting the rights of creditors generally and (b) rules of law governing specific performance, injunctive relief and other equitable remedies; and except as expressly noted, a true and complete copy of each has been delivered to CRL Network or CRL Network's counsel. Neither INTEGRAL NETWORKING nor, to the knowledge of INTEGRAL NETWORKING, any other party is in breach of or default under any material term of any such agreement, obligation or commitment. (Integral to provide information)

               2.12. Intellectual Property. To the best its knowledge INTEGRAL NETWORKING owns all right, title and interest in, or has the right to use, sell or license all patent applications, patents, trademark applications, trademarks, service marks, trade names, copyright applications, copyrights, trade secrets, know-how, technology, franchises, licenses, inventories, customer lists, proprietary processes and formulae, all source and object code, algorithms, architecture, structure, display screens, layouts, inventions, development tools and all documentation and media constituting, describing or relating to the above, including, without limitation, manuals, memoranda and records and other intellectual property and proprietary rights used in or reasonably necessary or required for the conduct of its business as presently conducted and the business of the development, production, marketing, licensing and sale of commercial products, , using such intellectual property and proprietary rights ("INTEGRAL NETWORKING Intellectual Property"). INTEGRAL NETWORKING has taken all reasonable measures to protect all INTEGRAL NETWORKING Intellectual Property, and INTEGRAL NETWORKING is not aware of any infringement of any INTEGRAL NETWORKING Intellectual Property by any third party. Set forth on Item 2.12 delivered to CRL Network herewith is a true and complete list of all copyright, mask work and trademark registrations and applications and all patents and patent applications for INTEGRAL NETWORKING Intellectual Property owned by INTEGRAL NETWORKING. INTEGRAL NETWORKING is not aware of any material loss, cancellation, termination or expiration of any such registration or patent. To the best of its knowledge the business of INTEGRAL NETWORKING as conducted as of the date hereof does not, and the business of the development, production, marketing, licensing and sale of commercial products using such intellectual property and proprietary rights after the Effective Time will not cause INTEGRAL NETWORKING to, infringe or violate any of the patents, trademarks, service marks, trade names, mask works, copyrights, trade secrets, proprietary rights or other intellectual property of any other person, and INTEGRAL NETWORKING has not received any written or oral claim or notice of infringement or potential infringement of the intellectual property of any other person. INTEGRAL NETWORKING has the unrestricted, worldwide right to reproduce, manufacture, sell, license and distribute all of its products (such products being set forth in Item 2.12) and the right to use all of its registered user lists, and, to its knowledge, is not using any confidential information or trade secrets of any former employer of any past or present employees. The execution, delivery and performance of this Agreement and the consummation of the transactions contemplated hereby will not constitute a material breach of any instrument or agreement governing any INTEGRAL NETWORKING Intellectual Property (the "INTEGRAL NETWORKING IP Rights Agreements"), will not cause the forfeiture or termination or give rise to a right of forfeiture or termination of any INTEGRAL NETWORKING Intellectual Property or materially impair the right of INTEGRAL NETWORKING to use, sell or license any INTEGRAL NETWORKING Intellectual Property or portion thereof There are no royalties, honoraria, fees or other payments payable by INTEGRAL NETWORKING to any person by reason of the ownership, use, license, sale or disposition of the INTEGRAL NETWORKING Intellectual Property (other than as set forth in the INTEGRAL NETWORKING IP Rights Agreements listed in Exhibit 2.12). Neither the manufacture, marketing, license, sale or intended use of any product currently licensed or sold by INTEGRAL NETWORKING or currently under development by INTEGRAL NETWORKING violates any license or agreement between INTEGRAL NETWORKING and any third party. INTEGRAL NETWORKING has taken reasonable and practicable steps designed to safeguard and maintain the secrecy and confidentiality of, and its proprietary rights in, all material INTEGRAL NETWORKING Intellectual Property. All officers, employees and consultants of INTEGRAL NETWORKING have or will have executed and delivered to INTEGRAL NETWORKING an agreement regarding the protection of proprietary information and the assignment to INTEGRAL NETWORKING of all intellectual property rights arising from the services performed for INTEGRAL NETWORKING by such persons.

               2.13. Compliance with Laws. To its knowledge, INTEGRAL NETWORKING has complied, or prior to the Closing Date (as defined in Section 6.1 hereof) will have complied, and is or will be at the Closing Date (as defined in Section
6.1 hereof) in full compliance, in all respects material to INTEGRAL NETWORKING, with all applicable laws, ordinances, regulations and rules, and all orders, writs, injunctions, awards, judgments and decrees of which it is aware, applicable to INTEGRAL NETWORKING or to the assets, properties and business of INTEGRAL NETWORKING, including, without limitation: (a) all applicable federal and state securities laws and regulations, (b) all applicable federal, state and local laws, ordinances and regulations, and all orders, writs, injunctions, awards, judgments and decrees, pertaining to (i) the sale, licensing, leasing, ownership or management of INTEGRAL NETWORKING's owned, leased or licensed real or personal property, products or technical data, (ii) employment or employment practices, terms and conditions of employment, or wages and hours and (iii) safety, health, fire prevention, environmental protection (including toxic waste disposal and related matters described in Section 2.21 hereof), building standards, zoning or other similar matters, (c) the Export Administration Act and regulations promulgated thereunder or other laws, regulations, rules, orders, writs, injunctions, judgments or decrees applicable to the export or re-export of controlled commodities or technical data and (d) the Immigration Reform and Control Act. To its knowledge, INTEGRAL NETWORKING has received all material permits and approvals from, and has made all filings with, third parties, including government agencies and authorities, that are necessary to the conduct of its business as presently conducted.

               2.14. Certain Transactions and Agreements. No person who is an officer, director or shareholder of INTEGRAL NETWORKING, or a member of any officer's, director's or shareholder's immediate family, has any direct or indirect ownership interest in or any employment or consulting agreement with any firm or corporation that competes with INTEGRAL NETWORKING or CRL Network (except with respect to any interest in less than 1% of the outstanding voting shares of any corporation whose stock is publicly traded). No person who is an officer, director or shareholder of INTEGRAL NETWORKING, or any member of any officer's, director's or shareholder's immediate family, is directly or indirectly interested in any material contract or informal arrangement with INTEGRAL NETWORKING, including, but not limited to, any loan arrangements, except for compensation for services as an officer, director or employee of INTEGRAL NETWORKING as listed in Item 2.15.3. None of such officers, directors, shareholders or family members has any interest in any property, real or personal, tangible or intangible, including, without limitation, inventions, patents, copyrights, trademarks, trade names or trade secrets, used in the business of INTEGRAL NETWORKING, except for the normal rights of a shareholder.

               2.15. Employees.

                      2.15.1.Except as set forth in Item 2.15.1, (i) INTEGRAL NETWORKING has no employment contract or consulting agreement currently in effect that is not terminable at will without penalty or payment of compensation by INTEGRAL NETWORKING (other than agreements with the sole purpose of providing for the confidentiality of proprietary information or assignment of inventions) and (ii) all employees and consultants of INTEGRAL NETWORKING have or will have executed INTEGRAL NETWORKING's standard form of assignments of copyright and other intellectual property rights to INTEGRAL NETWORKING, copies of which have been delivered to CRL Network and CRL Network's counsel. (Integral to provide information)

                      2.15.2. INTEGRAL NETWORKING (a) has never been and is not now subject to a union organizing effort, (b) is not subject to any collective bargaining agreement with respect to any of its employees, (c) is not subject to any other contract, written or oral, with any trade or labor union, employees' association or similar organization, and (d) has no current labor dispute. INTEGRAL NETWORKING has good labor relations, and INTEGRAL NETWORKING has no knowledge of any facts indicating that the consummation of the transactions provided for herein will have a material adverse effect on its labor relations, and has no knowledge that any of its key employees (each of whom is listed on Item 2.10(i)) intends to leave its employ.

                      2.15.3.Item 2.15.3 delivered by INTEGRAL NETWORKING to CRL Network herewith contains a list of all employment and consulting agreements, pension, retirement, disability, medical, dental or other health plans, life insurance or other death benefit plans, profit sharing, deferred compensation agreements, stock, option, bonus or other incentive plans, vacation, sick, holiday or other paid leave plans, severance plans or other similar employee benefit plans maintained by INTEGRAL NETWORKING (the "Employee Plans"), including without limitation all "employee benefit plans" as defined in Section 3(3) of the Employee Retirement Income Security Act of 1974, as amended ("ERISA"). INTEGRAL NETWORKING has delivered true and complete copies or descriptions of all the Employee Plans to CRL Network and CRL Network's counsel. Each of the Employee Plans, and its operation and administration, is, in all material respects, in compliance with all applicable, federal, state, local and other governmental laws and ordinances, orders, rules and regulations, including the requirements of ERISA and the Code. All such Employee Plans that are "employee pension benefit plans" (as defined in Section 3(2) of ERISA) which are intended to qualify under Section 401(a)(8) of the Code have received favorable determination letters that such plans satisfy the qualification requirements of the Tax Equity and Fiscal Responsibility Act of 1982, the Deficit Reduction Act of 1984 and the Retirement Equity Act of 1984. In addition, INTEGRAL NETWORKING has never been a participant in any "prohibited transaction," within the meaning of Section 406 of ERISA with respect to any employee pension benefit plan (as defined in Section 3(2) of ERISA) which INTEGRAL NETWORKING sponsors as employer or in which INTEGRAL NETWORKING participates as an employer, which was not otherwise exempt pursuant to Section 408 of ERISA (including any individual exemption granted under Section 408(a) of ERISA), or which could result in an excise tax under the Code. The group health plans, as defined in Section 4980B(g) of the Code, that benefit employees of INTEGRAL NETWORKING are in material compliance with the continuation coverage requirements of subsection 4980B of the Code. There are no outstanding violations of Section 49 SOB of the Code with respect to any Employee Plan, covered employees or qualified beneficiaries. No employee of INTEGRAL NETWORKING and no person subject to any INTEGRAL NETWORKING health plan has made medical claims through such health plan during the twelve months preceding the date hereof for more than $10,000 in the aggregate, or has any catastrophic illness.

                      2.15.4.To the knowledge of INTEGRAL NETWORKING, no employee of INTEGRAL NETWORKING is in material violation of any term of any employment contract, patent disclosure agreement or noncompetition agreement or any other contract or agreement, or any restrictive covenant, relating to the right of any such employee to be employed by INTEGRAL NETWORKING or to use trade secrets or proprietary information of others, and the employment of any employee of INTEGRAL NETWORKING does not subject INTEGRAL NETWORKING to any liability to any third party.

                      2.15.5. Except as set forth in the INTEGRAL NETWORKING Disclosure Letter, INTEGRAL NETWORKING is not a party to any (a) agreement with any executive officer or other key employee of INTEGRAL NETWORKING (i) the benefits of which are contingent, or the terms of which are materially altered, upon the occurrence of a transaction involving INTEGRAL NETWORKING in the nature of any of the transactions contemplated by this Agreement. the Certificate of Merger and the Agreement of Merger, (ii) providing any term of employment or compensation guarantee or (iii) providing severance benefits or other benefits after the termination of employment of such employee regardless of the reason for such termination of employment, or (b) agreement or plan, including, without limitation, any stock option plan, stock appreciation rights plan or stock purchase plan, any of the benefits of which will be materially increased, or the vesting of benefits of which will be materially accelerated, by the occurrence of any of the transactions contemplated by this Agreement, the Certificate of Merger and the Agreement of Merger or the value of any of the benefits of which will be calculated on the basis of any of the transactions contemplated by this Agreement, the Certificate of Merger and the Agreement of Merger. INTEGRAL NETWORKING is not obligated to make any excess parachute payment, as defined in

Section 280G(b)(1) of the Code, nor will any excess parachute payment be deemed to have occurred as a result of or arising out of the Merger to the extent
Section 280G of the Code is applicable to INTEGRAL NETWORKING.

                      2.15.6. A list of all employees, officers and development consultants of INTEGRAL NETWORKING and their current compensation and benefits as of the date of this Agreement is set forth on Item 2.15.6, which INTEGRAL NETWORKING has delivered to CRL Network. See Item 2.10 section (i) for a list of key employees.

                      2.15.7. All contributions due from INTEGRAL NETWORKING with respect to any of the Employee Plans have been made or accrued on INTEGRAL NETWORKING's financial statements, and no further contributions will be due or will have accrued thereunder as of the Closing Date.

               2.16. Corporate Documents. INTEGRAL NETWORKING has made available to CRL Network for examination all documents and information listed in Items 2.1 through 2.22 or other exhibits called for by this Agreement which have been requested by CRL Network's legal counsel, including, without limitation, the following: (a) copies of INTEGRAL NETWORKING's Articles of Incorporation and Bylaws as currently in effect; (b) INTEGRAL NETWORKING's minute book containing all records of all proceedings, consents, actions and meetings of INTEGRAL NETWORKING's directors, committees of the board of directors and shareholders;
(c) INTEGRAL NETWORKING's stock ledger, journal and other records reflecting all stock issuances and transfers; and (d) all permits, orders and consents issued by any regulatory agency with respect to INTEGRAL NETWORKING, or any securities of INTEGRAL NETWORKING, and all applications for such permits, orders and consents.

               2.17. No Brokers. INTEGRAL NETWORKING is not obligated for the payment of fees or expenses of any investment banker, broker or finder in connection with the origin, negotiation or execution of this Agreement, the Certificate of Merger or the Agreement of Merger or in connection with any transaction provided for herein or therein.

               2.18. Disclosure. This Agreement, its exhibits and schedules, and any of the certificates or documents to be delivered by INTEGRAL NETWORKING to CRL Network under this Agreement, taken together, do not contain any untrue statement of a material fact or omit to state a material fact necessary in order to make the statements contained herein and therein, in light of the circumstances under which such statements were made, not misleading.

               2.19. Books and Records. The books, records and accounts of INTEGRAL NETWORKING (a) are in all material respects true and complete, (b) have been maintained in accordance with reasonable business practices on a basis consistent with prior years, (c) are stated in reasonable detail and accurately and fairly reflect the transactions and dispositions of the assets of INTEGRAL NETWORKING and (d) accurately and fairly reflect the basis for the INTEGRAL NETWORKING Financial Statements. INTEGRAL NETWORKING has devised and maintains a system of internal accounting controls sufficient to provide reasonable assurances that (a) transactions are executed in accordance with management's general or specific authorization; (b) transactions are recorded as necessary
(i) to permit preparation of financial statements in conformity with generally accepted accounting principles or any other criteria applicable to such statements, and (ii) to maintain accountability for assets, and (c) the amount recorded for assets on the books and records of INTEGRAL NETWORKING is compared with the existing assets at reasonable intervals and appropriate action is taken with respect to any differences.

               2.20. Insurance. INTEGRAL NETWORKING maintains fire and casualty, workers compensation and general liability insurance as listed on Item 2.20 which it believes to be reasonably prudent for similarly sized and similarly situated businesses.

               2.21. Environmental Matters.

                      2.21.1. During the period that INTEGRAL NETWORKING has leased the premises currently occupied by it and those premises occupied by it since the date of its incorporation, INTEGRAL

NETWORKING has not made and to its knowledge, there have been no disposals, releases or threatened releases of Hazardous Materials (as defined below) on, from or under any such premises that would have a material adverse effect upon the business or financial statements of INTEGRAL NETWORKING. INTEGRAL NETWORKING has no knowledge of any presence, disposals, releases or threatened releases of Hazardous Materials on, from or under any of such premises, which may have occurred prior to INTEGRAL NETWORKING having taken possession of any of such premises that would have a material adverse effect upon the business or financial statements of INTEGRAL NETWORKING. For purposes of this Agreement, the terms "disposal,." "release," and "threatened release" have the definitions assigned thereto by the Comprehensive Environmental Response, Compensation and Liability Act of 1980, 42 U.S.C. Section 9601 et seq., as amended ("CERCLA"). For the purposes of this Agreement, "Hazardous Materials" mean any hazardous or toxic substance, material or waste which is or becomes prior to the Closing Date (as defined in Section 6.1 hereof) regulated under, or defined as a "hazardous substance," "pollutant," "contaminant ""toxic chemical," "hazardous material," "toxic substance" or "hazardous chemical" under (i) CERCLA; (ii) the Emergency Planning and Community Right-to-Know Act, 42 U.S.C. Section 11001 et seq.; (iii) the Hazardous Materials Transportation Act, 49 U.S.C. Section 1801, et seq.;
(iv) the Toxic Substances Control Act, 15 U.S.C. Section 2601 et seq.; (v) the Occupational Safety and Health Act of 1970, 29 U.S.C. Section 651 et seq.; (vi) regulations promulgated under any of the above statutes; or (vii) any applicable state or local. statute, ordinance, rule or regulation that has a scope or purpose similar to those identified above.

                      2.21.2. During the time that INTEGRAL NETWORKING has leased the premises, to its knowledge, none of the premises currently leased by INTEGRAL NETWORKING or any premises previously occupied by INTEGRAL NETWORKING is in violation of any federal, state or local law, ordinance, regulation or order relating to industrial hygiene or to the environmental conditions in such premises.

                      2.21.3. During the time that INTEGRAL NETWORKING has leased the premises currently occupied by it or any premises previously occupied by INTEGRAL NETWORKING, neither INTEGRAL NETWORKING nor, to INTEGRAL NETWORKING's knowledge, any third party, has used, generated, manufactured or stored in such premises or transported to or from such premises any Hazardous Materials that would have a material adverse effect upon the business or financial statements of INTEGRAL NETWORKING.

                      2.21.4. During the time that INTEGRAL NETWORKING has leased the premises currently occupied by it or any premises previously occupied by INTEGRAL NETWORKING, there has been no litigation, proceeding or administrative action brought or threatened in writing against INTEGRAL NETWORKING, or any settlement reached by INTEGRAL NETWORKING with, any party or parties alleging the presence, disposal, release or threatened release of any Hazardous Materials on, from or under any of such premises.

                      2.21.5. During the period that INTEGRAL NETWORKING has leased the premises currently occupied by it or any premises previously occupied by INTEGRAL NETWORKING, to its knowledge, no Hazardous Materials have been transported from such premises to any site or facility now listed or proposed for listing on the National Priorities List, at 40 C.F.R. Part 300, or any list with a similar scope or purpose published by any state authority.

               2.22. Government Contracts. All representations, certifications and disclosures made by INTEGRAL NETWORKING to any Government Contract Party (as defined below) have been in all material respects current, complete and accurate at the times they were made There have been no acts, omissions or noncompliance with regard to any applicable public contracting statute, regulation or contract requirement (whether express or incorporated by reference) relating to any of INTEGRAL NETWORKING's contracts with any Government Contract Party (as defined below) in either case that have led to or could lead to, either before or after the Closing Date (as defined in Section 6.1 hereof), (a) any claim or dispute involving INTEGRAL NETWORKING and/or CRL Network as successor in interest to INTEGRAL NETWORKING and any Government Contract Party or (b) any suspension, debarrment or contract termination, or proceeding related thereto. There has been no act or omission that relates to the marketing, licensing or selling to any Government Contract Party (as defined below) of any of INTEGRAL NETWORKING technical data and computer software and that has led to or could lead to, either before or after the Closing Date (as defined in Section 6.1 hereof), any material cloud on any of INTEGRAL NETWORKING's rights in and to its technical data and computer software. All of INTEGRAL NETWORKING's business was developed exclusively at private expense. For purposes of this
Section 2.22, the term "Government Contract Party" means any independent or executive agency, division, subdivision, audit group or procuring office of the federal government, including any prime contractor of the federal government and any higher level subcontractor of a prime contractor of the federal government, and including any employees or agents thereof, in each case acting in such capacity.

               2.23. INTEGRAL NETWORKING Shareholders' Representations.

                      2.23.1. Information. Each of the INTEGRAL NETWORKING Shareholders acknowledges that he or she has received, read and understands the CRL Network Disclosure Package (as defined in Section 3.6 of this Agreement).

                      2.23.2. Access to Other Information. Each of the INTEGRAL NETWORKING Shareholders recognizes that CRL Network has made available to such INTEGRAL NETWORKING Shareholder the opportunity to examine such additional documents from CRL Network and to ask questions of, and receive full answers from, CRL Network concerning, among other things, CRL Network, its financial condition, its management, its prior activities and any other information which the INTEGRAL NETWORKING Shareholders consider relevant or appropriate in connection with entering into this Agreement. Each of the INTEGRAL NETWORKING Shareholders further represent that the oral information provided by CRL Network's management, if any, has been consistent with the information set forth in the CRL Network Disclosure Package.

                      2.23.3. Risks of Investment. Each of the INTEGRAL NETWORKING Shareholders acknowledges that the shares of CRL Network Common Stock issued in connection with the Merger (the "Restricted Securities") are unregistered and may not be resold publicly for a period of one year under Rule 144 unless the shares are registered with the SEC. Each of the INTEGRAL NETWORKING Shareholders accepts the risks of holding such shares indefinitely and the other risks set forth in the CRL Network Disclosure Package. Each of the INTEGRAL NETWORKING Shareholders, together with his or her advisors, is capable of assessing the risks of an investment in CRL Network Common Stock and is fully aware of the economic risks thereof Each of the INTEGRAL NETWORKING Shareholders acknowledges that CRL Network's operating results have in the past and may in the current period and in future periods not meet the expectations of securities analysts and that failure to meets such expectations would be likely to have a material adverse effect on the trading price of CRL Network Common Stock.

                      2.23.4. Investment Intent. Each of the INTEGRAL NETWORKING Shareholders is receiving the Restricted Securities in the Merger for investment for such INTEGRAL NETWORKING Shareholder's own account only and not with a view to, or for resale in connection with, any "distribution" thereof within the meaning of the Securities Act of 1933, as amended (the "Securities Act").

                      2.23.5. Restricted Securities. Each of the INTEGRAL NETWORKING Shareholders acknowledges and understands that the terms of the Merger have not been reviewed by the SEC or by any state securities authorities, that the CRL Network Common Stock received by the INTEGRAL NETWORKING Shareholder pursuant to the Merger has not been registered under the Securities Act and constitutes "restricted securities" under Rule 144(d) of the Securities Act, and has been issued in reliance on the exemptions for non-public offerings provided by Rule 506 and Section 4(2) of the Securities Act, which exemptions depend upon, among other things, the representations made and information furnished by the INTEGRAL NETWORKING Shareholder, including the bona fide nature of the INTEGRAL NETWORKING Shareholder's investment intent as expressed above.

                      2.23.6. Rule 144. Each of the INTEGRAL NETWORKING Shareholders acknowledges that, the INTEGRAL NETWORKING Shareholder will not be able to publicly sell the Restricted Securities until one or perhaps 2 years after the Effective Date of the Merger. After that date, the INTEGRAL NETWORKING Shareholder may sell the Restricted Securities under Rule 144 if there is a market for such securities. Each of the INTEGRAL NETWORKING Shareholders is familiar with the provisions of Rule 144 promulgated under the Securities Act which permit limited public resale of "restricted securities," subject to the satisfaction of certain conditions. Each of the INTEGRAL NETWORKING Shareholders understands that in the event all of the applicable requirements of Rule 144 are not satisfied, registration under the Securities Act or some other exemption from the registration requirements of the Securities Act will be required in order to dispose of the Restricted Securities, and that such stockholder may be required to hold his or her shares for a significant period of time prior to reselling them.

                      2.23.7. Legends. Each of the INTEGRAL NETWORKING Shareholders also understands and agrees that there will be placed on the certificates evidencing the ownership of the Restricted Securities, the following legends, in addition to any legends required by applicable state laws):

THE SECURITIES REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "ACT"). THE SECURITIES HAVE BEEN ACQUIRED FOR INVESTMENT AND NOT WITH A VIEW TO, OR IN CONNECTION WITH, THE DISTRIBUTION THEREOF THE SECURITIES MAY NOT BE OFFERED, SOLD, PLEDGED, OR TRANSFERRED UNLESS THERE IS AN OPINION OF COUNSEL SATISFACTORY TO THE ISSUER THAT (1) A REGISTRATION STATEMENT UNDER THE ACT (AND CURRENT PROSPECTUS) IS IN EFFECT AS TO THE SECURITIES, (2) AN EXEMPTION THEREFROM IS AVAILABLE, OR (3) THE SECURITIES ARE SOLD PURSUANT TO RULE 144 OF THE ACT.

                      2.23.8. Stop Transfer Instructions No Requirement to Transfer. Each of the INTEGRAL NETWORKING Shareholders agrees that, in order to ensure compliance with the restrictions referred to herein, CRL Network may issue appropriate "stop transfer" instructions to its transfer agent. CRL Network shall not be required (i) to transfer or have transferred on its books any CRL Network Common Stock that has been sold or otherwise transferred in violation of any of the provisions of this Agreement or (ii) to treat as owner of such CRL Network Common Stock or to accord the right to vote or pay dividends to any purchaser or other transferee to whom such CRL Network Common Stock shall have been so transferred in violation of any provision of this Agreement. CRL Network agrees that such stop transfer instructions and legends will be promptly removed if the provisions of the Securities Act are complied with.

                      2.23.9. No Intention to Transfer. Each of the INTEGRAL NETWORKING Shareholders has no current plan or intention to engage in a sale, exchange, transfer, distribution, redemption or reduction in any way of the INTEGRAL NETWORKING Shareholder's risk of ownership by short sale or otherwise, or other disposition, directly or indirectly, of more than fifty percent of any of the CRL Network Common Stock to be received by such INTEGRAL NETWORKING Shareholder in the Merger.

                      2.23.10. Accuracy of Information. All information that each of the INTEGRAL NETWORKING Shareholders provides to CRL Network hereunder concerning such INTEGRAL NETWORKING Shareholder's financial position and knowledge of financial and business matters is correct and complete as of the date set forth above.

                      2.23.11. Ability to Bear Economic Risk. Whether or not each of the INTEGRAL NETWORKING Shareholders is an "accredited" investor, each of the INTEGRAL NETWORKING Shareholders represents that he or she (i) is able to bear the economic risk of the INTEGRAL NETWORKING Shareholder's investment, (ii) is able to hold the Restricted Securities for an indefinite period of time,
(iii) can afford a complete loss of the INTEGRAL NETWORKING Shareholder's investment in the Restricted Securities and (iv) has adequate means of providing for the INTEGRAL NETWORKING Shareholder's current needs and possible personal contingencies and has no need for liquidity in this investment.

                      2.23.12. No Public Solicitation. Each of the INTEGRAL NETWORKING Shareholders represents that at no time was such INTEGRAL NETWORKING Shareholder presented with or solicited by any general mailing, leaflet, public promotional meeting, newspaper or magazine article, radio or television advertisement, or any other form of general advertising or general solicitation in connection with the Merger.

        3. REPRESENTATIONS AND WARRANTIES OF CRL NETWORK

        CRL Network hereby represents and warrants, that, except as set forth on the CRL Network disclosure letter delivered to INTEGRAL NETWORKING herewith:

               3.1. Organization and Good Standing. CRL Network is a corporation duly organized, validly existing and in good standing under the laws of the State of California and has the corporate power and authority to own, operate and lease its properties and to carry on its business as now conducted and as proposed to be conducted.

               3.2. Power, Authorization and Validity.

                      3.2.1. CRL Network has the corporate right, power, legal capacity and authority to enter into and perform its obligations under this Agreement, and all agreements to which CRL Network is or will be a party that are required to be executed pursuant to this Agreement (the "CRL Network Ancillary Agreements"). The execution, delivery and performance of this Agreement and the CRL Network Ancillary Agreements have been duly and validly approved and authorized by CRL Network's sole Director.

                      3.2.2. No filing, authorization or approval, governmental or otherwise, is necessary to enable CRL Network to enter into, and to perform its obligations under, this Agreement and the CRL Network Ancillary Agreements, except for (a) the filing of the Certificate of Merger and the Agreement of Merger with the Delaware and California Secretaries of State, respectively, the filing of such officers' certificates and other documents as are required to effectuate the Merger under Delaware and California law and the filing of appropriate documents with the relevant authorities of other states in which CRL Network is qualified to do business, if any, and (b) such post-closing filings as may be required to comply with federal and state securities laws.

                      3.2.3. This Agreement and the CRL Network Ancillary Agreements are, or when executed by CRL Network will be, valid and binding obligations of CRL Network, enforceable against CRL Network in accordance with their respective terms, except as to the effect, if any, of (a) applicable bankruptcy and other similar laws affecting the rights of creditors generally, and (b) rules of law governing specific performance, injunctive relief and other equitable remedies; provided, however, that the Certificate of Merger, the Agreement of Merger and the CRL Network Ancillary Agreements will not be effective until the earlier of the Effective Time or the date provided for therein.

               3.3. No Violation of Certificate. Existing Agreements or Laws. Neither the execution nor delivery of this Agreement or any CRL Network Ancillary Agreement, nor the consummation of the transactions contemplated hereby or thereby, will conflict with, or (with or without notice or lapse of time, or both) result in a termination, breach, impairment or violation of (a) any provision of the Certificate of Incorporation or Bylaws of CRL Network, as currently in effect, or (b) in any material respect, any contract that is material to CRL Network's business or (c) any federal, state, local or foreign judgment, writ, decree, order, statute or regulation applicable to and that would have a material adverse effect on CRL Network or its assets or properties.

               3.4. Litigation. Except as set forth in the CRL Network Disclosure Package, there is no action, proceeding or investigation pending or, to CRL Network's actual knowledge, threatened against CRL Network before any court or administrative agency that, if determined adversely to CRL Network, may reasonably be expected to have a material adverse effect on the present or future operations or financial condition of CRL Network.

               3.5. Absence of Certain Changes. Since September 30, 1998, except as set forth in Item 3.5 of the CRL Network Disclosure Letter, there has not been any change in the financial condition, properties, assets, liabilities, business or results of operations of CRL Network, which change by itself or in conjunction with all other such changes, whether or not arising in the ordinary course of business, has had or can reasonably be expected to have a material adverse effect on CRL Network or its ability to develop or market its network and internet services.

               3.6. Disclosure. CRL Network has furnished INTEGRAL NETWORKING with its annual report for the fiscal year 1997, which was approved by its auditors, and unaudited financial reports for the year to-date period October 31, 1998 and other information as requested by INTEGRAL NETWORKING as follows:
General Business Description, Stock Split verification, list of CRL Facilities (Leased/Collocation) with rentable square footage, 1996 Deloitte & Touche Audit Report, 1997 Deloitte & Touche Audit Report, Current year income statement and balance sheet (unaudited), Example of employee contract, Example of current commission program, Fax Cover Letter stating N/A on Legal Section (the "CRL Network Disclosure Package"). The CRL Network Disclosure Package, this Agreement, the exhibits and schedules hereto, and any certificates or documents to be delivered to INTEGRAL NETWORKING pursuant to this Agreement, when taken together, do not contain any untrue statement of a material fact or omit to state any material fact necessary in order to make the statements contained herein and therein, in light of the circumstances under which such statements were made, not misleading.

               3.7. The authorized number of CRL common shares is 200,000,000 and the number outstanding prior to the Closing is 55,632,000.

               3.8. No Brokers. CRL is not obligated for the payment of fees or expenses of any investment banker, broker or finder in connection with the origin, negotiation or execution of this Agreement, the Certificate of Merger or the Agreement of Merger or in connection with any transaction provided for herein or therein.

        4. INTEGRAL NETWORKING PRECLOSING COVENANTS

        During the period from the date of this Agreement until the Effective Time, INTEGRAL NETWORKING covenants to and agrees with CRL Network as follows:

               4.1. Advice of Changes. INTEGRAL NETWORKING will promptly advise CRL Network in writing, to the extent of the knowledge of INTEGRAL NETWORKING's President, , (a) of any event occurring subsequent to the date of this Agreement that would render any representation or warranty of INTEGRAL NETWORKING contained in this Agreement, if made on or as of the date of such event or the Closing Date (as defined in Section 6.1 hereof), untrue or inaccurate in any material respect and ~) of any material adverse change in INTEGRAL NETWORKING's financial condition, properties, assets, liabilities, business, results of operations or prospects.

               4.2. Maintenance of Business. The parties hereto understand and acknowledge that it is their intent to work closely together during the period from the date hereof until the Closing Date (as defined in Section 6.1 hereof). if INTEGRAL NETWORKING becomes aware of a material deterioration in the relationship with any material customer, supplier or key employee, it will promptly bring such information to the attention of CRL Network in writing and if requested by CRL Network, will exert all reasonable efforts to restore the relationship.

               4.3. Conduct of Business. INTEGRAL NETWORKING will not, without the prior written consent of the President of CRL Network, not to be unreasonably withheld:

                      (a) borrow any money;

                      (b) enter into any transaction not in the ordinary course of business or enter into any transaction or make any commitment involving an expense of INTEGRAL NETWORKING or capital expenditure by INTEGRAL NETWORKING in excess of $10,000;

                      (c) encumber or permit to be encumbered any of its assets except in the ordinary course of its business consistent with past practice and to an extent which is not material;

                      (d) dispose of any of its material assets except in the ordinary course of business consistent with past practice;

                      (e) enter into any material lease or contract for the purchase or sale of any property, real or personal, tangible or intangible, except in the ordinary course of business consistent with past practice or enter into any agreement of the types described in Section 2.11;

                      (f) fail to maintain its equipment and other assets in good working condition and repair according to the standards it has maintained to the date of this Agreement, subject only to ordinary wear and tear;

                      (g) pay any bonus, royalty, increased salary or special remuneration to any officer, employee or consultant (except pursuant to existing arrangements heretofore disclosed in writing to CRL Network) or enter into any new employment or consulting agreement with any such person, or enter into any new agreement or plan of the type described in Section 2.15.3;

                      (h) change accounting methods;

                      (i) declare, set aside or pay any cash or stock dividend or other distribution in respect of capital stock, or redeem or otherwise acquire any of its capital stock, except as set forth on Item 4.3(i);

                      (j) amend or terminate any contract, agreement or license to which it is a party except those amended or terminated in the ordinary course of business, consistent with past practice, and which are not material in amount or effect;

                      (k) lend any amount to any person or entity, other than advances for travel and expenses which are incurred in the ordinary course of business consistent with past practice, not material in amount, which travel and expenses shall be documented by receipts for the claimed amounts;

                      (1) guarantee or act as a surety for any obligation except for the endorsement of checks and other negotiable instruments in the ordinary course of business, consistent with past practice which are not material in amount;

                      (m) waive or release any material right or claim except in the ordinary course of business consistent with past practice;

                      (n) issue or sell any shares of its capital stock of any class or any other of its securities, or issue or create any warrants, obligations, subscriptions, options, convertible securities, stock appreciation rights or other commitments to issue shares of capital stock, or accelerate the vesting of any outstanding option or other security;

                      (o) split or combine the outstanding shares of its capital stock of any class or enter into any recapitalization affecting the number of outstanding shares of its capital stock of any class or affecting any other of its securities;

                      (p) except for the Merger, merge, consolidate or reorganize with, or acquire any entity;

                      (q) amend its Articles of Incorporation or Bylaws;

                      (r) agree to any audit assessment by any tax authority or file any federal or state income or franchise tax return unless copies of such returns have been delivered to CRL Network for its review prior to filing;

                      (s) license any of INTEGRAL NETWORKING's technology or any of the INTEGRAL NETWORKING Intellectual Property, except in the ordinary course of business consistent with past practice;

                      (t) change any insurance coverage or issue any certificates of insurance;

                      (u) terminate the employment of any employee listed in
Item 2.10(i); or

                      (v) agree to do any of the things described in the preceding clauses 4.3(a) through 4.3(u).

               4.4. Certain Agreements. INTEGRAL NETWORKING will cause all present employees and consultants of INTEGRAL NETWORKING who have not previously executed INTEGRAL NETWORKING's forms of assignments of copyright and other intellectual property rights to INTEGRAL NETWORKING to execute such forms, copies of which are attached hereto as Exhibit 4.4.

               4.5. Regulatory Approvals. INTEGRAL NETWORKING will execute and file, or join in the execution and filing, of any application or other document that may be reasonably necessary in order to obtain the authorization, approval or consent of any governmental body, federal, state, local or foreign, which may be reasonably required, or which CRL Network may reasonably request, in connection with the consummation of the transactions provided for in this Agreement. INTEGRAL NETWORKING will use all reasonable efforts to obtain or assist CRL Network in obtaining all such authorizations, approvals and consents.

               4.6. Necessary Consents. INTEGRAL NETWORKING will use its best efforts to obtain such written consents and take such other actions as may be necessary or appropriate for INTEGRAL NETWORKING, in addition to those set forth in Section 4.5, to facilitate and allow the consummation of the transactions provided for herein and to facilitate and allow CRL Network to carry on INTEGRAL NETWORKING's business after the Closing Date (as defined in Section 6.1 hereof).

               4.7. Litigation. INTEGRAL NETWORKING will notify CRL Network in writing promptly after learning of any action, suit, proceeding or investigation by or before any court, board or governmental agency, initiated by or against INTEGRAL NETWORKING or threatened against it.

               4.8. No Other Negotiations. From the date hereof until the termination of this Agreement (provided such termination is not in breach of this Agreement) or the consummation of the Merger, INTEGRAL NETWORKING will not, and will not authorize any officer, director, employee or affiliate of INTEGRAL NETWORKING, or any other person, on its behalf, directly or indirectly, to (a) solicit, facilitate, discuss or encourage any offer, inquiry or proposal received from any party other than CRL Network, concerning the possible disposition of all or any substantial portion of INTEGRAL NETWORKING's business, assets or capital stock by merger, sale or any other means or to otherwise solicit, facilitate, discuss or encourage any such disposition (other than the Merger), or (b) provide any confidential information to or negotiate with any third party other than CRL Network in connection with any offer, inquiry or proposal concerning any such disposition. INTEGRAL NETWORKING will immediately notify CRL Network of any such offer, inquiry or proposal

               4.9. Access to Information. Until the Closing Date (as defined in
Section 6.1 hereof) and subject to the terms and conditions hereof relating to the confidentiality and use of confidential and proprietary information, INTEGRAL NETWORKING will provide CRL Network and its agents with reasonable access to the files, books, records and offices of INTEGRAL NETWORKING, including, without limitation, any and all information relating to INTEGRAL NETWORKING taxes, commitments, contracts, leases, licenses, real, personal and intangible property, and financial condition, and specifically including, without limitation, access to INTEGRAL NETWORKING records reasonably necessary for CRL Network to complete its diligence review of the INTEGRAL NETWORKING products and technology. INTEGRAL NETWORKING will cause its accountants to cooperate with CRL Network and its agents in making available all financial information reasonably requested, including without limitation the right to examine all working papers pertaining to all financial statements prepared or audited by such accountants.

               4.10. Satisfaction of Conditions Precedent. INTEGRAL NETWORKING will use all reasonable efforts to satisfy or cause to be satisfied all the conditions precedent which are set forth in Section 8, and

INTEGRAL NETWORKING will use all reasonable efforts to cause the transactions provided for in this Agreement to be consummated, and, without limiting the generality of the foregoing, to obtain all consents and authorizations of third parties and to make all filings with, and give all notices to, third parties that may be necessary or reasonably required on its part in order to effect the transactions provided for herein.

               4.11. Blue Sky Laws. INTEGRAL NETWORKING shall use its best efforts to assist CRL Network to the extent necessary to comply with the securities and Blue Sky laws of all jurisdictions applicable in connection with the Merger.

               4.12. Notification of Employee Problems. INTEGRAL NETWORKING will promptly notify CRL Network if any of INTEGRAL NETWORKING's officers becomes aware that any of the employees listed in Item 2.10(i) intends to leave its employ.

               4.13. INTEGRAL NETWORKING Affiliates Agreements. To ensure that the Merger will be accounted for as a "pooling of interests, " INTEGRAL NETWORKING will cause its affiliates to sign and deliver to CRL Network a written agreement (the "INTEGRAL NETWORKING Affiliates Agreement"), substantially in the form of Exhibit 4.13 providing that such person will make no disposition (a) of INTEGRAL NETWORKING Common Stock in the 10-day period prior to the Effective Time or (b) of CRL Network Common Stock after the Effective Time until CRL Network shall have publicly released a report including the combined financial results of CRL Network, Sub and INTEGRAL NETWORKING for a period of at least 30 days of combined operations.

        5. CRL NETWORK PRECLOSING COVENANTS

        During the period from the date of this Agreement until the Effective Time, CRL Network covenants to and agrees with INTEGRAL NETWORKING as follows:

               5.1. Regulatory Approvals. CRL Network will execute and file, or join in the execution and filing, of any application or other document that may be necessary in order to obtain the authorization, approval or consent of any governmental body, federal, state, local or foreign, which may be reasonably required, or which INTEGRAL NETWORKING may reasonably request, in connection with the consummation of the transactions provided for in this Agreement. CRL Network will use all reasonable efforts to obtain all such authorizations, approvals and consents.

               5.2. Satisfaction of Conditions Precedent. CRL Network will use all reasonable efforts to satisfy or cause to be satisfied all the conditions precedent which are set forth in Section 7, and CRL Network will use all reasonable efforts to cause the transactions provided for in this Agreement to be consummated, and, without limiting the generality of the foregoing, to obtain all consents and authorizations of third parties and to make all filings with, and give all notices to, third parties that may be necessary or reasonably required on its part in order to effect the transactions provided for herein.

               5.3. Blue Sky Laws. CRL Network shall use its best efforts to assist INTEGRAL NETWORKING to the extent necessary to comply with the securities and Blue Sky laws of all jurisdictions applicable in connection with the Merger.

               5.4. Advice of Changes. CRL Network will promptly advise INTEGRAL NETWORKING in writing, to the extent of the knowledge of CRL Network's President, (a) of any event occurring subsequent to the date of this Agreement that would render any representation or warranty of CRL Network contained in this Agreement, if made on or as of the date of such event or the Closing Date (as defined in Section 6.1 hereof), untrue or inaccurate in any material respect and (b) of any material adverse change in CRL Network's financial condition, properties, assets, liabilities, business, results of operations or prospects.

               5.5. Litigation. CRL Network will notify' INTEGRAL NETWORKING in writing promptly after learning of any action, suit, proceeding or investigation by or before any court, board or governmental agency, initiated by or against CRL Network or threatened against it.

               5.6. CRL Network Affiliates Agreements. To ensure that the Merger will be accounted for as a "pooling of interests," CRL Network will cause its affiliates to sign and deliver to CRL Network a written agreement (the "CRL Network Affiliates Agreement"), substantially in the form of Exhibit 5.5 providing that such person will make no disposition of CRL Network Common Stock
(a) in the 30 day period prior to the Effective Time or (b) after the Effective Time until CRL Network shall have released a report including the combined financial results of CRL Network, Sub and INTEGRAL NETWORKING for a period of at least 30 days of combined operations.

        6. CLOSING MATTERS

               6.1. The Closing. Subject to termination of this Agreement as provided in Section 9 below, the closing of the transactions provided for herein (the "Closing") will take place at the offices of INTEGRAL NETWORKING, at 1 ;00 PM., Pacific Time on or before December 21 , 1998, or, if all conditions to Closing have not been satisfied or waived by such date, such other place, time and date as INTEGRAL NETWORKING and CRL Network may mutually select (the "Closing Date"). Prior to or concurrently with the Closing, the Certificate of Merger, the Agreement of Merger and such officers' certificates or other documents as may be required to effectuate the Merger will be filed in the offices of the California and Delaware Secretaries of State, as appropriate. Accordingly, the Merger will become effective at the Effective Time.

               6.2. Exchange of Certificates.

                      6.2.1. As of the Effective Time, all shares of INTEGRAL NETWORKING Common Stock that are outstanding immediately prior thereto will; by virtue of the Merger and without further action, cease to exist, and all such shares will be converted into the right to receive from CRL Network the number of shares of CRL Network Common Stock and cash determined as set forth in
Section 1.1, subject to Section 1.2 hereof

                      6.2.2. At and after the Effective Time, each certificate representing outstanding shares of INTEGRAL NETWORKING Common Stock will represent the number of shares of CRL Network Common Stock into which such shares of INTEGRAL NETWORKING Common Stock have been converted, and such shares of CRL Network Common Stock will be deemed registered in the name of the holder of such certificate. As soon as practicable after the Effective Time, each holder of shares of INTEGRAL NETWORKING Common Stock will surrender (a) the certificates for such shares (the "INTEGRAL NETWORKING Certificates") to CRL Network for cancellation or (b) an affidavit of lost certificate (or nonissued) and a bond in form reasonably satisfactory to CRL Network (a "Bond"). Promptly following the Effective Time and receipt of the INTEGRAL NETWORKING Certificates and/or the Bonds, CRL Network will cause its transfer agent to issue to such surrendering holder certificate(s) for the number of shares of CRL Network Common Stock to which such holder is entitled pursuant to Section 1.1, subject to Section 1.2 hereof, less the Escrow Shares deposited into escrow pursuant to
Section 1.3 hereto, and CRL Network will distribute any cash payable under
Section 1.2.

                      6.2.3. All shares of CRL Network Common Stock (and, if applicable, cash in lieu of fractional shares) delivered upon the surrender of INTEGRAL NETWORKING Certificates in accordance with the terms hereof will be delivered to the registered holder or placed in escrow with the Escrow Agent, as applicable. After the Effective Time, there will be no further registration of transfers of the shares of INTEGRAL NETWORKING Common Stock on the stock transfer books of INTEGRAL NETWORKING. If, after the Effective Time, INTEGRAL NETWORKING Certificates are presented for transfer or for any other reason, they will be canceled and exchanged and certificates therefor will be delivered or placed in escrow as provided in this Section 6.2. Notwithstanding anything herein to the contrary, except to the extent waived by CRL Network, any INTEGRAL NETWORKING Certificate that is not properly submitted to CRL Network for exchange and cancellation within three years after the Effective Time shall no longer evidence ownership of or any right to receive shares of CRL Network Common Stock and all rights of the holder of such INTEGRAL NETWORKING Certificate, with respect to the shares previously evidenced by such INTEGRAL NETWORKING Certificate, shall cease.

                      6.2.4. Until INTEGRAL NETWORKING Certificates representing INTEGRAL NETWORKING Common Stock outstanding prior to the Merger are surrendered pursuant to Section 6.2.2 above, such certificates will be deemed, for all purposes, to evidence ownership of (a) the number of shares of CRL Network Common Stock into which the shares of INTEGRAL NETWORKING Common Stock will have been converted, subject to the obligation to place a portion thereof in escrow as required hereby, and (b) if applicable, cash in lieu of fractional shares.

        7. CONDITIONS TO OBLIGATIONS OF INTEGRAL NETWORKING

        INTEGRAL NETWORKING's obligations hereunder are subject to the fulfillment or satisfaction, on and as of the Closing, of each of the following conditions (any one or more of which may be waived by INTEGRAL NETWORKING, but only in a writing signed on behalf of INTEGRAL NETWORKING by its President):

               7.1. Accuracy of Representations and Warranties. The representations and warranties of CRL Network set forth in Section 3 shall be true and accurate in every material respect on and as of the Closing Date with the same force and effect as if they had been made at the Closing, and INTEGRAL NETWORKING shall have received a certificate to such effect executed on behalf of CRL Network by its President.

               7.2. Covenants. CRL Network shall have performed and complied in all material respects with all of its covenants contained in Section 5 on or before the Closing Date, and INTEGRAL NETWORKING shall have received a certificate to such effect executed on behalf of CRL Network by its President.

               7.3. Compliance with Law. There shall be no order, decree, or ruling by any court or governmental agency or threat thereof, or any other fact or circumstance, which would prohibit or render illegal the transactions contemplated by this Agreement.

               7.4. Government Consents. There shall have been obtained at or prior to the Closing Date such permits or authorizations, and there hsall have been taken such other actions, as may be required to consummate the Merger by any regulatory authority having jurisdiction over the parties and the actions herein proposed to be taken, including but not limited to satisfaction of all requirements under applicable federal and state securities laws.

               7.5. Documents. INTEGRAL NETWORKING shall have received all written consents, assignments, waivers, authorizations or other certificates reasonably deemed necessary by INTEGRAL NETWORKING's legal counsel to consummate the transactions provided for herein.

               7.6. No Litigation. No litigation or proceeding shall be pending which will have the probable effect of enjoining or preventing the consummation of any of the transactions provided for in this Agreement. No litigation or proceeding shall be pending which could reasonably be expected to have a material adverse effect on the financial condition or results of operations of CRL Network that has not been previously disclosed to INTEGRAL NETWORKING herein.

               7.7. Satisfactory Form of Legal and Accounting Matters. The form, scope and substance of all legal and accounting matters contemplated hereby and all closing documents and other papers delivered hereunder shall be reasonably acceptable to INTEGRAL NETWORKING's counsel.

        8. CONDITIONS TO OBLIGATIONS OF CRL NETWORK

        The obligations of CRL Network hereunder are subject to the fulfillment or satisfaction on, and as of the Closing, of each of the following conditions (any one or more of which may be waived by CRL Network, but only in a writing signed on behalf of CRL Network by its President or Chief Financial Officer):

               8.1. Accuracy of Representations and Warranties. The representations and warranties of INTEGRAL NETWORKING set forth in Section 2 shall be true and complete in all material respects as of the

Closing with the same force and effect as if they had been made at the Closing, and CRL Network shall have received a certificate to such effect executed on behalf of INTEGRAL NETWORKING by its President.

               8.2. Covenants. INTEGRAL NETWORKING shall have performed and complied in all material respects with all of its covenants contained in Section 4 on or before the Closing and CRL Network shall have received a certificate to such effect signed on behalf of INTEGRAL NETWORKING by its President.

               8.3. Absence of Material Adverse Change. There shall not have been, in the reasonable judgment of the Director of CRL Network, any material adverse change in the business or financial condition of INTEGRAL NETWORKING.

               8.4. Compliance with Law. There shall be no order, decree, or ruling by any court or governmental agency or threat thereof, or any other fact or circumstance, which would prohibit or render illegal the transactions provided for in this Agreement.

               8.5. Government Consents. There shall have been obtained at or prior to the Closing Date such permits or authorizations, and there shall have been taken such other action, as may be required to consummate the Merger by any regulatory authority having jurisdiction over the parties and the actions herein proposed to be taken, including but not limited to satisfaction of all requirements under applicable federal and state securities laws.

               8.6. Documents. CRL Network shall have received all written consents, assignments, waivers, authorizations or other certificates reasonably deemed necessary by CRL Network's legal counsel to provide for the continuation in full force and effect of any and all material contracts and leases of INTEGRAL NETWORKING, except as disclosed in the INTEGRAL NETWORKING Disclosure Letter, and for CRL Network to consummate the transactions contemplated hereby.

               8.7. No Litigation. No litigation or proceeding shall be pending which will have the probable effect of enjoining or preventing the consummation of any of the transactions provided for in this Agreement. No litigation or proceeding shall be pending which could reasonably be expected to have a material adverse effect on the financial condition or results of operations of INTEGRAL NETWORKING that has not been previously disclosed to CRL Network herein.

               8.8. Intentionally deleted.

               8.9. Requisite Approvals. The principal terms of this Agreement, the Certificate of Merger and the Agreement of Merger shall have been unanimously approved and adopted by the written consent or vote of all the INTEGRAL NETWORKING Shareholders.

               8.10. Escrow. CRL Network shall have received the Escrow Agreement, substantially in the form attached hereto as Exhibit C, executed by the INTEGRAL NETWORKING Shareholders, which agreement provides for the escrow of the Escrow Shares on the terms and conditions of the Escrow Agreement.

               8.11. Employment and Noncompetition Agreements. Mr. Robert Ross will have executed and delivered to CRL Network an Employment Agreement substantially in the form attached as Exhibit B 1, and Mr. Robert Ross will have executed and delivered to CRL Network a Noncompetition Agreement substantially in the form attached as Exhibit B2, which agreements will become effective upon the Effective Time of the Merger.

               8.12. Termination of Rights. Any registration rights, rights of refusal, rights to any liquidation preference, or redemption rights of any INTEGRAL NETWORKING Shareholder shall have been terminated or waived as of the Closing.

               8.13. Resignation of Directors. The directors of INTEGRAL NETWORKING in office immediately prior to the Effective Time of the Merger shall have resigned as directors of INTEGRAL NETWORKING effective as of the Effective Time of the Merger.

               8.14. Satisfactory Form of Legal and Accounting Matters. The form, scope and substance of all legal and accounting matters contemplated hereby and all closing documents and other papers delivered hereunder shall be reasonably acceptable to CRL Network's counsel.

        9. TERMINATION OF AGREEMENT

               9.1. Termination. This Agreement may be terminated at any time prior to the Closing, whether before or after approval of the Merger by the shareholders of INTEGRAL NETWORKING:

                      (a) by the mutual written consent of CRL Network and INTEGRAL NETWORKING;

                      (b) Unless otherwise specifically provided herein or agreed in writing by CRL Network and INTEGRAL NETWORKING, upon notice by either party, this Agreement will be terminated if all the conditions to Closing have not been satisfied or waived on or before December 31 , 1998 (the "Final Date") other than as a result of a breach of this Agreement by the terminating party, or a breach by any of the affiliates of the terminating party of the Affiliate Agreements.

                      (c) by INTEGRAL NETWORKING, if there has been a breach by CRL Network of any representation, warranty, covenant or agreement set forth in this Agreement on the part of CRL Network, or if any representation of CRL Network will have become untrue, in either case which has or can reasonably be expected to have a material adverse effect on CRL Network and which CRL Network fails to cure within a reasonable time, not to exceed fifteen (15) days, after written notice thereof (except that no cure period will be provided for a breach by CRL Network which by its nature cannot be cured);

                      (d) by CRL Network, if there has been a breach by INTEGRAL NETWORKING of any representation, warranty, covenant or agreement set forth in this Agreement on the part of INTEGRAL NETWORKING, or if any representation of INTEGRAL NETWORKING will have become untrue, in either case which has or can reasonably be expected to have a material adverse effect on INTEGRAL NETWORKING and which INTEGRAL NETWORKING fails to cure within a reasonable time not to exceed fifteen (15) days after written notice thereof (except that no cure period will be provided for a breach by INTEGRAL NETWORKING which by its nature cannot be cured); or

                      (e) by either party, if a permanent injunction or other order by any Federal or state court which would make illegal or otherwise restrain or prohibit the consummation of the Merger will have been issued and will have become final and nonappealable.

               Any termination of this Agreement under this Section 9.1 will be effective by the delivery of written notice of the terminating party to the other party hereto.

               9.2. Certain Continuing Obligations. Following any termination of this Agreement pursuant to this Section 9, the parties hereto will continue to perform their respective obligations under Section 11 but will not be required to continue to perform their other covenants under this Agreement.

        10. SURVIVAL OF REPRESENTATIONS, INDEMNIFICATION AND REMEDIES, CONTINUING COVENANTS

               10.1. Survival of Representations.

                      10.1.1. Representations of INTEGRAL NETWORKING and the INTEGRAL NETWORKING Shareholders. All representations, warranties and covenants of INTEGRAL NETWORKING and the INTEGRAL NETWORKING Shareholders contained in this Agreement will remain operative and in full force and effect (but only as of the date they were made and as of the date of Closing) after the Closing, regardless of any investigation made by or on behalf of the parties to this Agreement; provided, however, that no claim for violations of (i) representations and warranties and covenants contained in Sections 2.3 and 2.12 shall be made unless CRL Network gives written notice to INTEGRAL NETWORKING on or prior to twelve months after the Closing and (ii) representations and warranties other than those in Sections 2.3 and 2.12 shall be made unless CRL Network gives written notice to INTEGRAL NETWORKING on or prior to the 365-day after the Close Date. The applicable date after which claims are barred under this Section 10.1.1 shall be referred to as the "Applicable Expiration Date." Except for the obligations of INTEGRAL NETWORKING and the INTEGRAL NETWORKING Shareholders under Section 11 below, the representations, warranties and covenants of INTEGRAL NETWORKING and the INTEGRAL NETWORKING Shareholders contained in this Agreement will terminate as of the termination of this Agreement in accordance with its terms.

                      10.1.2.Representations of CRL Network. Except for CRL Network's obligations pursuant to Section 11 below, CRL Network's representations, warranties and covenants contained in this Agreement will terminate as of the termination of this Agreement in accordance with its terms or twelve 12 months after the Closing.

               10.2. INTEGRAL NETWORKING Agreement to Indemnify.

                      10.2.1.Indemnification by INTEGRAL NETWORKING Shareholders. Subject to the limitations set forth in this Section 10.2, the INTEGRAL NETWORKING Shareholders will indemnify' and hold harmless CRL Network and its respective officers, directors, agents and employees, and each person, if any, who controls or may control CRL Network within the meaning of the Securities Act (hereinafter in this Section 10.2 referred to individually as an "Indemnified Person" and collectively as "Indemnified Persons") from and against any and all claims, demands, actions, causes of action, losses, costs, damages, liabilities and expenses including, without limitation, reasonable legal fees (collectively, "Damages"):

                           (a) Arising Out of any misrepresentation or breach of
or default in connection with any of the representations, warranties or covenants to be performed pre or post-closing given or made by INTEGRAL NETWORKING or the INTEGRAL NETWORKING Shareholders in this Agreement or any document delivered by INTEGRAL NETWORKING or by one of the INTEGRAL NETWORKING Shareholders pursuant hereto; or

                           (b) Resulting from any failure of any INTEGRAL
NETWORKING Shareholder to have good, valid and marketable title to the issued and outstanding INTEGRAL NETWORKING capital stock held by such shareholders, free and clear of all liens, claims, pledges, options, adverse claims, assessments or charges of any nature whatsoever, or to have all right, capacity and authority to vote such INTEGRAL NETWORKING capital stock in favor of the Merger and the other transactions contemplated by the Certificate of Merger and the Agreement of Merger.

                      In seeking indemnification for Damages under this Section, the Indemnified Persons shall make no claim for Damages unless and until such Damages aggregate at least S-1,000, in which event such Indemnified Person may make claims for all Damages, at their option, and in their sole discretion, and exercise their remedies first with respect to the Escrow Shares and any other assets deposited in escrow pursuant to the Escrow Agreement. Each INTEGRAL NETWORKING Shareholder shall be liable only for that portion of Damages as corresponds to his pro-rata share of the consideration received in the Merger, with each share of CRL Network Common Stock being received in the Merger being valued at $_1.15_____.

                      10.2.2.Survival of Claims. Notwithstanding anything to the contrary, if, prior to the expiration of a particular representation or warranty, an Indemnified Person makes a claim for indemnification under either this Agreement or the Escrow Agreement with respect to a misrepresentation or breach of such representation or warranty, then the Indemnified Person's rights to indemnification under this Section 10.2 for such claim shall survive any expiration of such representation or warranty.

                      10.2.3 Indemnification Procedures. Mr. Robert L. Ross shall act as representative of the INTEGRAL NETWORKING Shareholders (the "Representative") for purposes of the Escrow Agreement and the indemnification provisions of this Section 10.2, is duly authorized to be such Representative and may bind the INTEGRAL NETWORKING Shareholders. Promptly after the receipt by CRL Network of notice or discovery of any claim, damage or legal action or proceeding giving rise to indemnification rights under this Agreement, CRL Network will give the Representative and the Escrow Agent written notice of such claim, damage, legal action or proceeding (a "Claim") in accordance with Section 3 of the Escrow Agreement. CRL Network may assert a claim at any time prior to the Applicable Expiration Date. Within ten days of delivery of such written notice, the Representative may, at the expense of the INTEGRAL NETWORKING Shareholders, elect to take all necessary steps properly to contest any Claim involving third parties or to prosecute such Claim to conclusion or settlement satisfactory to the Representative. If the Representative makes the foregoing election, CRL Network will have the right to participate at its own expense in all proceedings. If the Representative does not make such election, CRL Network shall be free to handle the prosecution or defense of any such Claim, will take all necessary steps to contest the Claim involving third parties or to prosecute such Claim to conclusion or settlement satisfactory to CRL Network, and will notify the Representative of the progress of any such Claim, will permit the Representative, at the sole cost of the Representative, to participate in such prosecution or defense and will provide the Representative with reasonable access to all relevant information and documentation relating to the Claim and CRL Network's prosecution or defense thereof. In any case, the party not in control of the Claim will cooperate with the other party in the conduct of the prosecution or defense of such Claim. Neither party will compromise or settle any such Claim without the written consent of either CRL Network (if the Representative defends the Claim) or the Representative (if CRL Network defends the Claim), such consent not to be unreasonably withheld.

                           (a) The Representative shall have the power to act
with respect to all transactions contemplated by this Agreement, and to act for the INTEGRAL NETWORKING Shareholders in connection with any dispute, litigation or arbitration involving this Agreement, and to do or refrain from doing all such further acts and things, and execute all such documents as the Representative shall deem necessary or appropriate in connection with transactions contemplated by this Agreement, including without limitation, the power (i) to act for the INTEGRAL NETWORKING Shareholders with regard to matters pertaining to the indemnification referred to in this Agreement, including the power to compromise any claim on behalf of the INTEGRAL NETWORKING Shareholders and to transact matters of litigation; (ii) to consummate any transactions contemplated by the Escrow Agreement; (iii) to do or refrain from doing any further act or deed on behalf of the INTEGRAL NETWORKING Shareholders which the Representative deems necessary or appropriate in his sole discretion relating to the subject matter of this Agreement, as fully and completely as each INTEGRAL NETWORKING Shareholder could do if personally present; and (iv) to receive all notices and service of process on behalf of the INTEGRAL NETWORKING Shareholders in connection with any claims or matters under this Agreement;

                           (b) The Representative or any successor
Representative shall have the power to substitute any other INTEGRAL NETWORKING Shareholder as a successor Representative hereunder. In the event that the Representative is unable to perform his duties hereunder and unable to substitute a successor Representative by reason of the death or incapacity of the Representative and no substitute Representative has previously been appointed, a substitute Representative shall be appointed by INTEGRAL NETWORKING Shareholders holding a majority of the voting power of the shares of INTEGRAL NETWORKING as of the date of this Agreement.

                           (c) The Representative shall act for the INTEGRAL
NETWORKING Shareholders on all matters set forth in this Agreement in a manner the Representative believes to be in the best interests of the INTEGRAL NETWORKING Shareholders and consistent with his obligations under this Agreement, but the Representative shall not be responsible to the INTEGRAL NETWORKING Shareholders for any loss or damages the INTEGRAL NETWORKING Shareholders may suffer by reason of the performance by the Representative of his duties under the Agreement, other than loss or damage arising from willful violation of the law or gross negligence in the performance of his duties under this Agreement. The INTEGRAL NETWORKING Shareholders agree, jointly and severally, to indemnify' and hold harmless the Representative for any loss or damage arising from the performance of his duties as Representative hereunder, including, without limitation, the cost of any accounting firm or legal counsel retained by the Representative on behalf of the INTEGRAL

NETWORKING Shareholders, but excluding any loss or damage arising from willful violation of the law or gross negligence in the performance of his duties under this Agreement.

                           (d) All actions, decisions and instructions of the
Representative taken, made or given pursuant to the authority granted to the Representative hereunder shall be conclusive and binding upon all of the INTEGRAL NETWORKING Shareholders and no INTEGRAL NETWORKING Shareholder shall have the right to object, dissent, protest or otherwise contest the same. CRL Network hereby acknowledges that the Representative may with respect to any particular action, decision or instruction. solicit the consent of the INTEGRAL NETWORKING Shareholders before acting.

                           (e) The provisions of this Section are independent
and severable, shall constitute an irrevocable power of attorney coupled with an interest and shall be binding upon the executors, heirs, legal representatives, successors and assigns of each INTEGRAL NETWORKING Shareholder.

                      10.2.4.Subrogation. In the event that the INTEGRAL NETWORKING Shareholders shall be obligated to indemnify any Indemnified Person pursuant to this Agreement, the INTEGRAL NETWORKING Shareholders shall, upon payment of such indemnity in full, be surrogated to all rights of such Indemnified Person with respect to the claim to which such indemnification relates.

                      10.2.5.CRL will execute an agreement to indemnify Integral Networking and the Shareholders from damages caused by a breach of CRL Network's representations and warranties herein, which agreement shall not in any way be in excess of 10%, of the Consideration, or of a term greater than one year, or adversely affect the pooling in any way.

        11. MISCELLANEOUS

               11.1. Governing Law. Dispute Resolution. The internal laws of the State of California (irrespective of its choice of law principles) will govern the validity of this Agreement, the construction of its terms, and the interpretation and enforcement of the rights and duties of the parties hereto. The parties agree that the rights duties and obligations hereunder shall be governed and construed in accordance with the laws of the State of California without giving effect to the principles of conflicts of laws thereof Each of the parties hereto irrevocably and unconditionally submit for itself and its property, to the normal jurisdiction of the California Supreme Court, San Francisco County, or the United States District Court for the Northern District of California, and any appellate court thereof.

               11.2. Assignment; Binding Upon Successors and Assigns. Neither party hereto may assign any of its rights or obligations hereunder without the prior written consent of the other party hereto. This Agreement will be binding upon and inure to the benefit of the parties hereto and their respective successors and permitted assigns.

               11.3. Severability. If any provision of this Agreement, or the application thereof, is for any reason held to any extent to be invalid or unenforceable, the remainder of this Agreement and application of such provision to other persons or circumstances will be interpreted so as reasonably to effect the intent of the parties hereto. The parties further agree to replace such unenforceable provision of this Agreement with a valid and enforceable provision that will achieve, to the extent possible, the economic, business and other purposes of the void or unenforceable provision.

               11.4. Counterparts. This Agreement may be executed in counterparts, each of which will be an original as regards any party whose name appears thereon and all of which together will constitute one and the same instrument. This Agreement will become binding when one or more counterparts hereof, individually or taken together, bear the signatures of all parties reflected hereon as signatories.

               11.5. Other Remedies. Except as otherwise provided herein, any and all remedies herein expressly conferred upon a party will be deemed cumulative with and not exclusive of any other remedy conferred hereby or by law on such party, and the exercise of any one remedy will not preclude the exercise of any other.

               11.6. Amendment and Waivers. Any term or provision of this Agreement may be amended, and the observance of any term of this Agreement may be waived (either generally or in a particular instance and either retroactively or prospectively), only by a writing signed by the party to be bound thereby. The waiver by a party of any breach hereof or default in the performance hereof will not be deemed to constitute a waiver of any other default or any succeeding breach or default. This Agreement may be amended by the parties hereto at any time before or after approval of the INTEGRAL NETWORKING Shareholders.

               11.7. No Waiver. The failure of any party to enforce any of the provisions hereof will not be construed to be a waiver of the right of such party thereafter to enforce such provisions. The waiver by any party of the right to enforce any of the provisions hereof on any occasion will not be construed to be a waiver of the right of such party to enforce such provision on any other occasion.

               11.8. Expenses. Each parry will bear its respective expenses and fees of its own accountants, attorneys, investment bankers and other professionals incurred with respect to this Agreement and the transactions contemplated hereby. If the Merger is consummated, the INTEGRAL NETWORKING Shareholders will pay at or immediately before the Closing the accounting and attorneys fees and expenses and other fees and expenses incurred by INTEGRAL NETWORKING and the INTEGRAL NETWORKING Shareholders in connection with the Merger, and neither CRL Network nor INTEGRAL NETWORKING will be responsible for such fees and expenses.

               11.9. Notices. Any notice or other communication required or permitted to be given under this Agreement will be in writing, will be delivered personally or by mail or express delivery, postage prepaid, and will be deemed given upon actual delivery or, if mailed by registered or certified mail, on the third business day following deposit in the mails, addressed as follows:

                      (i)    If to CRL Network

                             CRL Network Services, Inc.
                             One Kearney Street
                             San Francisco, CA 94107
                             Attention:.    Jim Couch, Chief Executive Officer

                             with a copy to:

                             Fenwick & West LLP Two Palo Alto Square
                             Palo Alto, CA 94306
                             Attention:. Jacqueline A. Daunt
                             Phone:.(415) 858-7232
                             Fax:. (415)494-1417

                      (ii)   If to INTEGRAL NETWORKING

                             Integral Networking Corporation
                             2706 Mercantile Drive
                             Rancho Cordova, CA 95742
                             Attn:. Mr. Robert L. Ross, President

                             with a copy to:

                             Gary L Bradus
                             Weintraub, Genshlea & Sproul
                             400 Capitol Mall
                             11th Floor
                             Sacramento, CA 95814
                             Phone:  (916) 558-6000
                             Fax:  (916) 446-1611

or to such other address as the party in question may have furnished to the other party by written notice given in accordance with this Section 11.9.

               11.10. Construction of Agreement. The language hereof will not be construed for or against either party. A reference to an article, section or exhibit will mean an article or section in, or an exhibit to, this Agreement, unless otherwise explicitly set forth. The titles and headings in this Agreement are for reference purposes only and will not in any manner limit the construction of this Agreement. For the purposes of such construction, this Agreement will be considered as a whole.

               11.11. No Joint Venture. Nothing contained in this Agreement will be deemed or construed as creating a joint venture or partnership between the parties hereto. No party is by virtue of this Agreement authorized as an agent, employee or legal representative of any other party. No party will have the power to control the activities and operations of any other, and the parties' status is, and at all times, will continue to be, that of independent contractors with respect to each other. No party will have any power or authority to bind or commit any other. No party will hold itself out as having any authority or relationship in contravention of this Section.

               11.12. Further Assurances. Each party agrees to cooperate fully with the other parry and to execute such further instruments, documents and agreements and to give such further written assurances as may be reasonably requested by the other party to evidence and reflect the transactions provided for herein and to carry into effect the intent of this Agreement.

               11.13. Absence of Third Party Beneficiary Rights. No provisions of this Agreement are intended, nor will be interpreted, to provide or create any third parry beneficiary rights or any other rights of any kind in any client, customer, affiliate, partner or employee of any party hereto or any other person or entity, unless specifically provided otherwise herein, and, except as so provided, all provisions hereof will be personal solely between the parties to this Agreement.

               11.14. Public Announcement. CRL Network and INTEGRAL NETWORKING will issue a press release approved by both parties announcing the Merger as soon as practicable following the execution of this Agreement. Thereafter, CRL Network may issue such press releases, and make such other disclosures regarding the Merger, as it determines to be required or appropriate under applicable securities laws or NASD for Nasdaq Stock Market rules. INTEGRAL NETWORKING will not make any other public announcement or disclosure of the transactions contemplated by this Agreement. INTEGRAL NETWORKING will take all reasonable precautions to prevent any trading in the securities of CRL Network by officers, directors, employees and agents of INTEGRAL NETWORKING having knowledge of any material information regarding CRL Network provided hereunder until the information in question has been publicly disclosed.

               11.15. Confidentiality. Except as expressly authorized by CRL Network in writing, INTEGRAL NETWORKING will not directly or indirectly divulge to any person or entity or use any CRL Network Confidential Information, except as required for the performance of its duties under this Agreement. Except as expressly authorized by INTEGRAL NETWORKING in writing, CRL Network will not directly or indirectly divulge to any person or entity or use any INTEGRAL NETWORKING Confidential Information, except as required for the performance of its duties under this Agreement. As used herein, "CRL Network Confidential Information" consists of (a) any information designated by CRL Network as confidential whether developed by CRL Network or disclosed to CRL Network by a third party, (b) the source code to any CRL Network software and any trade secrets relating to any of the foregoing, and (c) any information relating to CRL Network's product plans, product designs, product costs, product prices, product names, finances, marketing plans, business opportunities, personnel, research development or know-how. As used herein, "INTEGRAL NETWORKING Confidential Information" consists of (x) any information designated by INTEGRAL NETWORKING as confidential whether developed by INTEGRAL NETWORKING or disclosed to INTEGRAL NETWORKING by a third party, (y) the source code to any INTEGRAL NETWORKING software, and any trade secrets related to any of the foregoing, and (z) any information relating to INTEGRAL NETWORKING product plans, product designs, product costs, product prices, product names, finances, marketing plan, business opportunities, personnel, research, development or know-how. "CRL Network Confidential Information" and "INTEGRAL NETWORKING Confidential Information" also include the terms and conditions of this Agreement, except as disclosed in accordance with Section 11.14 above. The foregoing restriction will apply to information about a party whether or not it was obtained from such party's employees, acquired or developed by the other party during such other party's performance under this Agreement, or otherwise learned. The foregoing restrictions will not apply to information that (i) has become publicly known through no wrongful act of the receiving party, (ii) has been rightfully received from a third party authorized by the party which is the owner, creator or compiler to make such disclosure without restriction, (iii) has been approved or released by written authorization of the party which is the owner, creator or compiler, or (iv) is being or has theretofore been disclosed pursuant to a valid court order after a reasonable attempt has been made to notify the party which is the owner, creator or compiler.

               11.16. Time is of the Essence. The parties hereto acknowledge and agree that time is of the essence in connection with the execution, delivery and performance of this Agreement, and that they will each utilize their best efforts to satisfy all the conditions to Closing on or before December 31 , 1998.

               11.17. Entire Agreement. This Agreement, the exhibits hereto and the accompanying letter from CRL Network regarding INTEGRAL NETWORKING employees constitute the entire understanding and agreement of the parties hereto with respect to the subject matter hereof and supersede all prior and contemporaneous agreements or understandings, inducements or conditions, express or implied, written or oral, between the parties with respect to the subject matter hereof The express terms hereof control and supersede any course of performance or usage of trade inconsistent with any of the terms hereof.

        IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the date first above written.


CRL NETWORK SERVICES, INC.                        INTEGRAL NETWORKING CORPORATION


By:/S/ James Couch                                By:/S/ Robert L. Ross
   --------------------------------------            --------------------------------------
   James Couch, Chief Executive Officer              Robert L. Ross, President and
                                                     Chief Executive Officer

RMS SUB INC.                                      SHAREHOLDERS OF INTEGRAL NETWORKING
                                                  (with respect to Articles 2, 10 and 11 only)


By:/S/ James Couch                                /S/ Robert L. Ross
   --------------------------------------         -----------------------------------------
   James Couch, Chief Executive Officer

                                                  Jim Linstruth By:
                                                  -----------------------------------------

                                                  /S/ Robert L. Ross
                                                  -----------------------------------------

                                                  Judy Linstruth By:
                                                  -----------------------------------------

                                                  /S/ Robert L. Ross
                                                  -----------------------------------------


             SIGNATURE PAGE TO AGREEMENT AND PLAN OF REORGANIZATION


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